EXHIBIT 10.23

LEASE AGREEMENT
(Full Service)

by and between

ADVANCED TELCOM GROUP, INC.
(“Tenant”)

and

200 SOUTH VIRGINIA INVESTMENTS, LLC
(“Landlord”)

July 16, 1999
200 South Virginia

TABLE OF CONTENTS

1.	Demise and Premises
	1.1	Demise
	1.2	Premises
	1.3	Commencement and Expiration Dates
2.	Rent
	2.1	Base Rent
3.	Business Taxes
4.	Property Taxes
	4.1	Taxes on Tenant’s Personal Property
	4.2	Tenant Improvements
5.	Use
	5.1	General
	5.2	Negative Covenants as to Use
	5.3	Hazardous Substances
	5.4	Rules and Regulations
	5.5	Specialized Equipment
6.	Condition of Premises, Maintenance and Repair
	6.1	Tenant’s Acceptance
	6.2	Tenant’s Maintenance Obligations
	6.3	Manner
	6.4	Janitorial Services
	6.5	Landlord’s Maintenance and Repair Obligations
	6.6	Waiver
	6.7	End of Term
7.	Tenant Alterations
	7.1	Landlord’s Consent
	7.2	Procedure for Approval
	7.3	Standard for Approval
	7.4	Compliance with Laws
	7.5	Title to Improvements
	7.6	Schedule/Manner of Work
	7.7	Debris
	7.8	Right of Entry/Inspection
	7.9	Insurance
	7.10	Non-Responsibility of Landlord
8.	Liability and Insurance
	8.1	Action by Tenant
	8.2	Landlord’s Insurance
	8.3	Waiver of Subrogation
	8.4	Public Liability Insurance
	8.5	Tenant’s Fire and All Risk Coverage Insurance
	8.6	Insurance Policies
	8.7	Increase Policies
	9.1	Landlord’s Property
	9.2	Tenant’s Property

	9.3	Removal
	9.4	Abandonment
10.	Holding Over
	11.1	High Voltage Equipment
	11.2	Cost of Increasing Capacity
	11.3	Light Fixtures
12.	Climate Control
13.	Signs, Displays, Auctions, and Sales
	13.1	General
	13.2	Tenant’s Interior Signs
	13.3	Displays
	13.4	Auctions
14.	Access and Control of Premises
	14.1	Access to Premises
	14.2	Waiver in Connection with Landlord’s Entry
	14.3	Building Changes
15.	Damage or Destruction
	15.1	Rights and Obligations
	15.2	Rent Abatement
	15.3	Interference with Tenant’s Business
	15.4	Insurance on Tenant’s Property
16.	Eminent Domain
	16.1	Total Condemnation
	16.2	Partial Condemnation
	16.3	Effect of Termination or Continuation
	16.4	Award
	16.5	Temporary Taking
17.	Landlord’s Self Help Rights; Liability and Indemnification
	17.1	Landlord’s Right to Cure
	17.2	Tenant’s Indemnity
	17.3	Limit on Landlord’s Liability
	17.4	Defense of Claims
18.	Defaults and Remedies
	18.1	Events of Default
	18.2	Remedies
	18.3	Cumulative Remedies
	18.4	Termination
19.	Transfers By Tenant
	19.1	General
	19.2	Listing Premises
	19.3	Corporate Changes
	19.4	Unapproved Transfers
	19.5	Successors and Assigns
20.	Subordination; Attornment; Quiet Enjoyment
	20.1	Subordination, Nondisturbance
	20.2	Attornment

	20.3	Quiet Enjoyment
	20.4	Estoppel Certificates
	20.5	Mortgagee Protection
	20.6	Modification for Lender
21.	Security
	21.1	Financial Statements
	21.2	Deposit
22.	Governing Law
23.	No Merger
24.	Disputes
	24.1	Attorneys’ and Collection Fees
	24.2	Arbitration of Disputes. Intentionally Deleted
25.	Hazardous Substances
26.	Tenant’s Liability and Performance
27.	Definition of Landlord; Limitation or Liability
28.	Waiver
29.	Miscellaneous Provisions
	29.1	Successors or Assigns
	29.2	Authority of Parties
	29.3	Interest on Past Due Obligations
	29.4	Broker’s Commission
	29.5	Terms and Headings
	29.6	Examination of Lease
	29.7	Time
	29.8	Amendments
	29.9	Partial Invalidity
	29.10	Recording
	29.11	Notices
	29.12	Entire Agreement
	29.13	Survival of Obligations
	29.14	Representations and Warranties
	29.15	Waiver

BASIC LEASE TERMS AND DESCRIPTION OF EXHIBITS
(Full Service)

The following list is a summary of certain basic terms of this Lease.  In case of a conflict between any provision of this Lease and the information contained in this summary, the applicable provision of this Lease shall control.  Terms set forth in the left-hand column, below, and used in this Lease shall, unless otherwise defined in the Lease, have the meaning given opposite each such term in the right-hand column, below.

LESSOR:	200 South Virginia Investments, LLC, an Oregon limited liability company

ADDRESS OF LESSOR:	c/o ScanlanKemperBard Companies, Operating Manager 2650 Pacwest Center 1211 S.W. Fifth Avenue Portland, OR 97204 Attn: Jeffrey Tallman Telecopy: (503) 220-2648

LESSEE:	Advanced TelCom Group, Inc., a Delaware corporation

ADDRESS OF LESSEE:	Advanced TelCom Group, Inc. 100 Stony Point Road, Suite 130 Santa Rosa, CA 95401 Attn: Mr. Clifford G. Rudolph Telecopy: (707) 535-8909

PROPERTY MANAGER:	Trammel Crow

ADDRESS OF PROPERTY MANAGER:	990 East Greg Street Sparks, NV 89431 Attn: Cindy Frankenhauser Telecopy: 775-356-6181

CITY, COUNTY AND STATE:	Reno, Washoe County, Nevada, respectively

PREMISES:

5,275 rentable square feet of space located on the first floor, and 4,554 rentable square feet of space located on the second floor, of the building at 200 South Virginia, as identified on the description and/or floor plan attached as Exhibit B.

LEASE TERM:	One Hundred Twenty (120) months

RENEWAL TERM(S):	One (1) term of one hundred twenty (120) months

EFFECTIVE DATE:	,

COMMENCEMENT DATE:	August 1, 1999

EXPIRATION DATE:	July 31, 2009, or as otherwise set forth in Section 1.3.1

BASE RENT:	$15,726.40 per month ($188,716.80 annual rate)

ADJUSTMENT DATE FOR BASE RENT:	August 1, 2000, and on each August 1 thereafter, continuing through the Term and any Renewal Term.

PERMITTED USE:	General offices, including, without limitation, telecommunications management, marketing, customer service and, on that portion of the Premises located on the second floor only, switch operation.

LANDLORD’S BROKER:	CB Richard Ellis 5190 Neil Road, Suite 100 Reno, NV 89502 Attn: Tim Ruffin

TENANT’S BROKER	Grubb & Ellis Nevada Commercial Group 573 Hammil Lane Reno, NV 89511 Attn: Rick LaMay

EXHIBITS

Exhibit A	Legal Description of Land
Exhibit B	Premises Description and Plan
Exhibit C	Initial Tenant Improvements
Exhibit D	Rules and Regulations
Exhibit E	Standards for Utilities and Services
Exhibit F	Tenant’s Batteries
Exhibit G	Landlord’s Waiver and Estoppel Certificate

ii

LEASE AGREEMENT

(Full Service)

THIS LEASE AGREEMENT (this “Lease” or this “Agreement”) is made and entered into as of the Effective Date identified in the summary of Basic Lease Terms preceding this Lease by and between the Tenant and Landlord also identified in such summary.

1.                                       Demise and Premises.

1.1                                 Demise.  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, upon the terms and subject to the conditions set forth in this Lease, the Premises described in Section 1.2 within the project known as 200 South Virginia, in the City, County and State (the “Building”), SUBJECT, HOWEVER, to any and all existing liens and encumbrances of record (the “Existing Encumbrances”), and the terms of this Lease.  The Building is located upon the land legally described in Exhibit A (the “Land”).

1.2                                 Premises

1.2.1                      Premises and Associated Rights.  The premises leased to Tenant consist of space in the Building having the square footage and location generally identified in the summary of Basic Lease Terms preceding this Lease, as more particularly identified on the description and/or floor plans attached as Exhibit B (the “Premises”).  The Premises also include the appurtenant right to use, in common with others, the public portions of the Building, including public hallways and lobbies, elevators, parking facilities parking facilities to the extent allocated to Tenant in the summary of Basic Lease Terms, restrooms, sidewalks, ramps, landscape areas, and driveways.

1.2.2                      Option to Expand.  If, during the Term or any Renewal Term, any space on the second floor of the Building and adjacent to the Premises comes available (the “Expansion Space”), then Landlord shall offer Tenant the right to lease the Expansion Space by sending to Tenant a written notice of the specific terms of an offer to lease, including Base Rent (the “Offered Rent”) and the other terms covered in the summary of Basic Lease Terms (as set forth in such notice, the “Expansion Space Terms”), prior to offering to lease the Expansion Space to any other person or entity.

(a)                                  Tenant shall have five (5) business days after its receipt of Landlord’s notice to exercise its right to lease.  If Tenant elects to lease the Expansion Space, Landlord and Tenant shall execute an amendment to this Lease, adding the Expansion Space to the Premises and otherwise incorporating the Expansion Space Terms, within ten (10) business days after acceptance of the proposal by Tenant, or as soon thereafter as reasonably possible.  If Tenant does not elect to accept such offer within said five (5) business day period, or fails to enter into a Lease amendment within said ten (10) business day period, then Landlord may offer to lease the Expansion Space to a third party, on the same terms and conditions offered to Tenant.

(b)                                 If Landlord receives and desires to accept a third party offer to lease the Expansion Space for an amount less than ninety-eight percent (98%) of the Offered Rent, or if such offer is on terms materially more favorable to the lessee than those terms on which lease of the Expansion Space was initially offered to Tenant, then Landlord shall give Tenant notice of such terms and Tenant shall have an additional five (5) days after the receipt of said notice to exercise this right of first refusal.  If Tenant accepts such revised proposal, the parties shall execute an amendment to this Lease, adding the Expansion Space to the Premises and otherwise incorporating the terms applicable to the Expansion Space that were contained in the third party officer, within ten (10) business days after acceptance of the proposal by Tenant or as soon thereafter as reasonably possible.  If Tenant fails to accept such offer within the five (5) day period or to execute said Lease amendment within the ten (10) business day period, Landlord shall be free to continue negotiating with, and/or to the lease the Expansion Space to, such third party.

1.3                                 Commencement and Expiration Dates.  The term of this Lease shall be for the period of months designated in the summary of Basic Lease Terms preceding this Lease, and shall have the Commencement Date and Expiration Date also designated in such summary (the “Term”); provided that:

1.3.1                      Landlord shall deliver possession of the Premises upon the Effective Date of this Lease specified in the Basic Lease Terms.  If Landlord has not delivered the Premises to Tenant for any reason whatsoever within ten (10) days after such Effective Date then, as its sole remedy for such delay in delivery, Tenant may terminate this Lease by written notice to Landlord, whereupon any monies previously paid by Tenant to Landlord shall be reimbursed to Tenant.  Within ten (10) days after Landlord delivers possession of the Premises to Tenant, Tenant shall inspect the Premises and deliver to Landlord a written notice of any defects or non-conforming conditions or failures to comply with law in or of the Premises.  Landlord may elect in writing, within five (5) business days following receipt of Tenant’s notice, to correct any such defects or conditions and, if Landlord so elects, Landlord shall forthwith undertake to correct the same and shall thereafter diligently prosecute such correction to completion.  If Landlord does not elect in writing within the period given to correct any such defects or conditions, then Landlord shall be deemed to have elected not to correct the same.  Tenant may, within an additional five (5) business day period following Landlord’s election or deemed election not to cure any such defects or conditions, terminate this Lease by written notice to Landlord, whereupon both parties shall be released and discharged from any further obligations hereunder.  If Tenant does not elect to terminate this Lease, then, except for latent defects and items that Landlord has undertaken to correct pursuant to this Section 1.3.1, Tenant shall be deemed to have accepted the Premises in their then condition, as is, with all faults and defects.  If Landlord undertakes, in accordance with the foregoing procedure, to correct defects or conditions that Tenant identifies, and if, due to no fault of Tenant, Landlord fails to complete such work by the Commencement Date, then this Lease shall not be void or voidable, and Landlord shall not be responsible or liable for any claims or damages in connection therewith or by reason thereof, and the Term of this Lease shall not be modified, but the date on which Base Rent first becomes due under Section 2 shall be extended one day for each day that Landlord’s completion of such work is delayed.

1.3.2                      Subject to the conditions stated in this Section 1.3.2, Tenant shall have the option to extend this Lease for up to that number of additional terms specified in the summary of Basic Lease Terms preceding this Lease (each, a “Renewal Term”), each consisting of that number of months also specified in the summary of Basic Lease Terms preceding this Lease.

Each such Renewal Term shall commence the day following expiration of, as applicable, the initial Term or the preceding Renewal Term, and shall be for a Base Rent determined pursuant to Section 2.1.2, and otherwise on and subject to all of the terms and conditions set forth in this Agreement.  Tenant may exercise the option granted hereby by written notice to Landlord if, but only if, all of the following conditions are satisfied:

(a)                                  Tenant shall have given such notice not less than 180 days nor more than 240 days before the last day of the initial Term or Renewal Term to be extended;

(b)                                 During the Term preceding delivery of such notice, Tenant shall not have defaulted in any of its obligations hereunder beyond applicable notice and cure periods, or Landlord shall, for purposes of this Section 1.3.2 only, waived the absence of any such default as a condition precedent to Tenant’s right to exercise the option.

(c)                                  At the time that Tenant gives such notice, and continuing until the first day of the Renewal Term, there shall not exist hereunder any default of Tenant nor any event or circumstance that, with notice, the passage of time, or both, could ripen into a default.

Subsequent references to the “Term” of this Lease shall include the Term and the Renewal Term(s), if any, for which Tenant effectively exercises the foregoing option.

2.                                       Rent.  Tenant shall pay Landlord rent (“Base Rent”), as set forth in this Section 2.  Base Rent, along with all other sums that become payable by Tenant under this Lease, whether to Landlord directly, or to a third party for the benefit of Landlord and the Premises, are referred to herein as “Rent.” All Base Rent shall be paid in advance on the first day of each month, commencing on November 1, 1999, unless otherwise provided herein.  All Rent shall be paid in lawful money of the United States to Landlord, c/o ScanlanKemperBard Companies, 2650 Pacwest Center, 1211 SW Fifth Avenue, Portland, OR 97204, or at such other place as Landlord shall designate by written notice to Tenant.  Tenant shall pay all Rent promptly when due without notice or demand therefor and without any abatement, deduction or off set, for any reason whatsoever, except as may be expressly provided in this Lease.  If the Tenant’s obligation to pay Base Rent does not commence on the first day of a calendar month, or does not expire on the last day of the calendar month, the Base Rent payable by Tenant on the first fractional month, or the last fractional month, as the case may be, shall be prorated for said month.  Base Rent for the first full calendar month of the Term shall be paid upon execution of this Lease, and Base Rent for any partial month at the beginning of the Term shall be due on the Commencement Date.  Tenant acknowledges that Tenant’s late payment of Rent due Landlord will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such cost being extremely difficult and impractical to ascertain.  Therefore, if Landlord does not receive any Rent due from Tenant within five (5) days of when due, Tenant shall pay to Landlord an additional sum equal to five percent (5%) of the overdue amount, which late charge shall be due and payable on demand.  By their execution of this Lease, Landlord and Tenant confirm that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any such late payment, that the late charge is in addition to any and all remedies available to Landlord and that the assessment and/or collection of the late charge shall not be deemed a waiver by Landlord of such failure or to any other default under this Lease.  Additionally, all such delinquent Rent, plus any late charge, shall bear interest at the rate of fourteen percent (14%) per annum, or, if lower, the maximum interest rate permitted by law (as applicable, the “Default Rate”), from the date due until paid.  If any payment of Rent is returned for insufficient funds, Landlord may require Tenant to pay all future payments by cashier’s check.

2.1                                 Base Rent.  Subject to adjustment as provided in Section 2.1.1., the monthly Base Rent shall be the amount specified in the summary of Basic Lease Terms preceding this Lease (the “Base Rent”).  As of the first day of each Adjustment Date specified in the summary of Basic Lease Terms preceding this Lease, Base Rent shall be increased as provided in Section 2.1.1.

2.1.1                      Base Rent Increases.  The Base Rent shall be increased annually, during the initial Term and any Renewal Term, effective as of each Adjustment Date specified in the Basic Lease Terms preceding this Lease, to equal one hundred three percent (103%) of the Base Rent applicable during the immediately preceding year.

2.1.2                      Base Rent for the first year of any Renewal Term shall be 95% of the then fair market rental value of the Premises, which fair market value shall be established by agreement of the parties or, if they cannot agree by 120 days prior to the commencement date of the Renewal Term, then fair market value shall be established pursuant to the terms of this Section 2.1.2.  If the parties are not able to agree upon the then fair market rental value of the Premises on or before the 120th day prior to the commencement of the Renewal Term, then not later than the 90th day prior to the commencement of the Renewal Term, each party shall submit to the other a written final offer setting forth the then fair market rental value of the Premises.  The written notice of the fair market rental value shall also be accompanied by a list of three qualified MAI appraisers, experienced in determining fair market rental values of similar commercial properties in the City and County, metropolitan area in which the Premises is located.  Each party shall have the right to strike one candidate from the list submitted by the other parry.  The resulting four names shall then be placed in a vessel and one MAI appraiser shall be selected at random.  The MAI appraiser so selected (the “Appraiser”) need not necessarily conduct an appraisal, but rather shall, using whatever means (including an appraisal) the Appraiser deems reasonable, select; as between the two final offers submitted by the parties, that final offer that sets forth a fair market rental value that is closest to the actual fair market rental value as the same may be determined by the Appraiser using whatever means (including an appraisal) the Appraiser deems reasonable.  The decision of the Appraiser shall be final and binding on the parties and 95% of such determined value shall be the Base Rent for the first year of the Renewal Term.  The cost of the Appraiser’s fee shall be paid by the party whose final offer was not selected as the final offer which was closest to the then fair market rental value.  Once Base Rent is established for the first year of a Renewal Term, such Base Rent shall be adjusted for subsequent years of the Renewal Term in accordance with Section 2.1.1.

3.                                       Business Taxes.  Tenant shall be directly liable for, and shall pay as and when due throughout the Term, all license and excise fees and occupation taxes covering the business conducted on the Premises.

4.                                       Property Taxes.

4.1                                 Taxes on Tenant’s Personal Property.  Tenant shall be liable for and shall pay at least ten (10) days before delinquency, taxes levied against any personal property or trade futures placed by Tenant in or about the Premises.  If any such taxes on Tenant’s personal property or trade fixtures are levied against the Premises, Landlord or Landlord’s property, or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures, then Landlord shall have the right to pay the taxes based upon such increased assessments, regardless of the validity thereof, but only under proper protest if requested by Tenant in writing.  If Landlord shall so-pay such taxes, then Tenant shall, upon demand, repay to Landlord the taxes so-levied and paid by Landlord, or the proportion of such taxes resulting from such increase in the assessment.  In any such event, Tenant, shall have the right, at Tenant’s sole cost and expense, in the name of Landlord and with Landlord’s full cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes so paid under protest, any amount so recovered to belong to Tenant.

4.2                                 Tenant Improvements.  If the Tenant Improvements, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which improvements conforming to Landlord’s “building standard” in other space in the Building are assessed, then the real property taxes and assessments levied against Landlord or the Premises by reason of such excess assessed valuation shall be deemed to be property taxes and assessments levied against personal property of Tenant and shall be governed by the provisions of Section 3.4.2, above.  If the records of the county assessor are available and sufficiently detailed to serve as a basis for determining whether said Leasehold Improvements are assessed at a higher valuation than Landlord’s “building standard”, such records shall be binding on both Landlord and Tenant.  If the records of the county assessor are not available or sufficiently detailed to serve as a basis for making said determination, the actual costs of construction shall be used.

5.                                       Use.

5.1                                 General

5.1.1                      Permitted Uses.  Tenant shall use and occupy the Premises continuously during the term of this Lease for uses specified in the summary of Basic Lease Terms preceding this Lease.

5.1.2                      Licenses and Permits.  If any governmental license or permit, other than a Certificate of Occupancy, shall be required for the proper and lawful conduct of Tenant’s business in the Premises, Tenant, at its expense, shall procure, maintain and comply with the terms and conditions of each such license or permit.  Tenant shall, at Tenant’s expense, comply with all laws and requirements of public authorities relating to Tenant’s particular use and occupancy of the Premises and shall observe the Rules and Regulations as may be adopted pursuant to Section 5.4 hereof of which Landlord notifies Tenant from time to time for the safety and general order of the Premises and the Building.

5.2                                 Negative Covenants as to Use.  Tenant shall not, without the prior written consent of Landlord, use any apparatus, machinery or device in or about the Premises that will cause any substantial noise, vibration, fumes or electronic interference Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy the Premises, or permit anything to be done in the Premises, in any manner that: (a) violates the Certificate of Occupancy for the Premises or for the Building; (b) causes injury to the Premises, or the Building or any equipment, facilities or systems therein; (c) constitutes a violation of the laws or requirements of any public authorities or the requirements of insurance bodies; (d) impairs the character, reputation or appearance of the Building as a first-class office building; (e) impairs the proper and economic maintenance, operation and repair of the Building arid/or its equipment, facilities or systems; or (f) unreasonably annoys or inconveniences other tenants or occupants of the Building.

5.3                                 Hazardous Substances.

5.3.1                      Tenant Shall Not Permit Hazardous Substances Upon the Premises, Building or Land.  Tenant will not itself, and will not suffer or permit its employees, agents, contractors or invitees in or about the Premises or Building to use, generate, process, store, transport, handle, or dispose of, on, under, in, or from the Premises, the Building or the Land, any Hazardous Substances (as that term is defined in Section 5.3.4, below) in quantities or concentrations that exceed amounts allowed by, or in a manner that fails to comply with, applicable law.

5.3.2                      Notification.  Tenant shall immediately notify Landlord should Tenant (a) become aware of the existence of any Hazardous Substance on the Premises, the Building or the Land, (b) receive any notice of, or become aware of, any actual or alleged violation with respect to the Premises, the Building or the Land of any federal, state, or local statute, ordinance, rule, regulation, or other law pertaining to Hazardous Substances, or (c) become aware of any lien or action with respect to any of the foregoing.  Tenant shall deliver to Landlord, promptly upon receipt, (i) copies of any documents received from the United States Environmental Protection Agency (“EPA”) and/or any state, county, or municipal environmental or health agency concerning Tenant’s ownership, use, or operations upon or in connection with the Premises; and (ii) copies of any documents submitted by Tenant to the EPA and/or any state, county, or municipal environmental or health agency concerning the Premises.

5.3.3                      Inspection and Remedial Action.  Landlord is hereby authorized to enter the Premises thereon at reasonable times, and after reasonable notice, for the purpose of inspecting the Premises, to ascertain Tenant’s compliance with all covenants made in this Section.  Upon Landlord’s written request (a) Tenant, through professional engineers approved by Landlord and at Tenant’s cost, shall thoroughly investigate suspected Hazardous Substances contamination of the Premises occurring after the Commencement Date, or of the Building or Land and caused by a breach of Tenant’s covenant at Section 5.3.1, and (b) Tenant shall forthwith take such remedial action with respect to any such contamination as may be necessary to ensure that no such Hazardous Substances are present on the Premises or in the groundwater of the Premises, Building or Land in quantities or concentrations that exceed amounts allowed by applicable law.  Tenant’s obligations under this Section shall arise upon Landlord’s demand as provided herein, regardless of whether the EPA or any other federal, state, or local agency or governmental authority has taken or threatened any action in connection with the presence of any

Hazardous Substance on, or release of any Hazardous Substance from, the Premises, Building or the Land.  If Tenant shall fail promptly to discharge its obligations under this Section, Landlord may, at its election, but without the obligation to do so, cause such investigation to be made or remedial action to be taken and/or take any and all other actions that Landlord may deem necessary or advisable to protect its interests or to avoid or minimize its liability for the existence of Hazardous Substances on the Premises, the Building or the Land, or for a release thereof from the Premises, the Building or Land.  All amounts expended by Landlord under this Section shall be payable by Tenant to Landlord upon demand.

5.3.4                      Definition of Hazardous Substance(s).  The term “Hazardous Substance” shall mean:

(a)                                  “Hazardous substances”, as defined by 40 CFR Part 302;

(b)                                 “Extremely hazardous substance”, as defined by 40 CFR Part 355;

(c)                                  “Toxic chemicals”, as defined by 40 CFR Part 372;

(d)                                 “Hazardous chemical” as defined by 29 CFR § 1910.120, to the extent it is included in the employer’s written Hazard Communication Program or in Material Safety Data Sheets that are located on site;

(e)                                  “Hazardous Waste” as defined by applicable administrative rules;

(f)                                    Petroleum, including crude oil and any fraction thereof;
and

(g)                                 Any material that contains more than 1% of asbestos.

5.3.5                      Power Interruption.  If there is any interruption, failure, stoppage or interference of the utilities, services or access to be furnished by Lessor to the Premises under this Lease or due to the presence of any Hazardous Substances on or about the Building (except to the extent released or emitted by Tenant), and such interruption continues for seven (7) consecutive calendar days, then Tenant shall be entitled to an equitable abatement of rent to the extent of the interference with Tenant’s use of the Premises occasioned thereby.  If the interference persists for more than thirty (30) consecutive calendar days, then Tenant shall have the right to terminate the Lease.

5.3.6                      Survival.  Tenant’s covenants set forth in this Section 5.3 shall survive the termination of the Lease or any transfer by Tenant, by assignment or otherwise, of any or all right, title, or interest of Tenant in the Premises.

5.4                                 Rules and Regulations.  Tenant and its employees and agents shall faithfully observe and comply with, and Tenant shall cause its invitees and licensees to observe and comply with, the rules and regulations attached as Exhibit D and with such changes therein as

Landlord may from time to time make and of which Landlord has notified Tenant (the “Rules and Regulations”).  Landlord shall not be liable to Tenant for violation of the Rules and Regulations by any other tenant or such other tenant’s employees, agents, invitees or licensees.

5.5                                 Specialized Equipment.

(a)                                  Subject to the provisions of this Section 5.5, Landlord acknowledges and consents to Tenant’s use and storage on the Premises of a diesel power generator and specialized batteries for Tenant’s computers (the “Batteries”), as show in the diagram and structural engineering report dated June 15, 1999, and attached as Exhibit F (the “Structural Report”), and to Tenant’s installation and use of the following equipment that uses electricity in excess of 110 volts: switching, transport and data storage equipment.  Before installing any such specialized equipment on the Premises, or any other equipment that does not constitute standard office equipment normally and routinely used in a typical business office environment (all of the foregoing are herein referred to as “Specialized Equipment”), Tenant shall install a separate electric meter and circuitry to be used for, and to measure the energy consumption of, all such Specialized Equipment.  Tenant shall take whatever steps may be necessary (including, without limitation, inspection by a structural engineer) to confirm that the floor capacity of the Premises is sufficient to support such and equipment identified in the Structural Report.

(b)                                 From and after the date that Tenant installs a separate meter therefor as part of Tenant’s Initial Tenant Improvements under Section 7.2.1, Landlord shall provide Tenant nonexclusive access to the 8,000 gallon diesel fuel tank located on the Premises for the purpose making available to Tenant a back-up supply for the aforementioned diesel power generator.  Tenant shall pay Landlord, within ten (10) days following receipt of Landlord’s invoice therefor, the actual cost (determined in accordance with Landlord’s standard accounting practices) of any fuel held in such tank that is consumed by Tenant.

(c)                                  Tenant may also install, on the roof of the Building in a location approved by Landlord, cooling systems and an antenna, used in connection with its business operation.  Commencing upon installation of the antenna pursuant to this Section 5.5, Tenant shall pay Landlord, together with Tenant’s monthly payment of the Base Rent, the sum of $300.00, which amount shall be paid on the first day of each and every successive month for so long as Tenant maintains such antenna on the roof of the Building.

(d)                                 Tenant’s installation of all of the equipment and items referred to in this Section 5.5 shall be made pursuant to, and in conformance with, the provisions of this Lease pertaining to the Initial Tenant Improvements set forth at Section 7.2.1, including, without limitation, the requirement for obtaining Landlord’s approval of construction drawings.

6.                                       Condition of Premises, Maintenance and Repair.

6.1                                 Tenant’s Acceptance.  By taking possession of the Premises on the Commencement Date, but subject to Section 1.2.1, Tenant shall be deemed to have accepted the Premises AS IS, and as being in good, sanitary and working order, condition, and repair.

6.2                                 Tenant’s Maintenance Obligations.  Tenant, at its expense, shall be responsible for maintaining the Premises, the fixtures and improvements in the Premises, and Tenant’s

Property (defined at Section 9.2), except for the maintenance of structural elements of the Building included in the Premises, lighting, plumbing, mechanical, and electrical systems which shall be maintained by Landlord.  Tenant, at its expense, shall promptly replace all scratched, damaged or broken doors and, in and about the Premises and shall be responsible for all repairs, maintenance and replacement of millwork, cabinets, wall and floor coverings in the Premises.  Tenant shall be responsible for all repairs, interior and exterior, structural and non-structural, pertaining to Building glass or the mechanical and/or utility systems, ordinary and extraordinary, in and to the Premises and the Building and the facilities and systems thereof, the need for which arises out of the performance or existence of Tenant Improvements (defined at Section 7,1); the installation, use or operation of Tenant’s Property in the Premises; the moving of Tenant’s Property in or out of the Building; or the act, omission, misuse or neglect of Tenant or any of its subtenants or its or their employees, agents, contractors or invitees.  Tenant shall promptly report to Landlord any damage or injury occurring on or to the Premises or the Building.

6.3                                 Manner.  Tenant shall promptly make, at Tenant’s expense, all repairs in or to the Premises and the Building for which Tenant is responsible.  Such work shall be performed only by contractors approved by Landlord.  Any such repairs in or to the Building and the facilities and systems thereof for which Tenant is responsible may, at Landlord’s election be performed by Landlord at Tenant’s expense, and Landlord may, at its option before commencing any such work or at any time thereafter, require Tenant to furnish to Landlord such security, bond or surety in a form and amount as Landlord shall reasonably deem necessary to assure the payment for such work by Tenant.

6.4                                 Janitorial Services.  Except as provided below in this Section 6.4, Landlord shall provide routine janitorial services to the Building and the Premises of a standard that is substantially equivalent to the services provided in similar buildings in the Washoe County, Nevada metropolitan area, and in accordance with the Standards for Utilities and Services attached as Exhibit E.  Such services shall be provided at Landlord’s cost and expense.  Tenant shall provide janitorial service to that portion of the Premises located on the second floor of the Building, and Landlord shall have no responsibility for performing or for the cost of such services.

6.5                                 Landlord’s Maintenance and Repair Obligations.  Landlord shall cause to be made all structural repairs to the Building including, without limitation, the roof, structural walls and foundations of the Building as and when needed in or about the Premises, except for those repairs for which Tenant is responsible pursuant to any of the provisions of this Lease.  In addition, subject to other provisions of this Lease, including Sections 15 and 16, Landlord shall perform, and/or construct, and Tenant shall have no responsibility to perform or construct, any repair, maintenance or improvements (a) necessitated by the acts or omissions of Landlord, or any other occupant of the Building, or their respective agents, employees or contractors, (b) occasioned by fire or other casualty, or by the exercise of the power of eminent domain, (c) required as a consequence of any violation of any laws not caused by Tenant’s specific use of the Premises, (d) to the lighting, plumbing, mechanical and electrical systems and the structural elements of the Building, (e) to the exterior glass of the Premises and the Building, and (f) to any portion of the Building outside of the demising walls of the Premises.

6.6                                 Waiver.  Landlord shall have no liability to Tenant, nor shall Tenant’s covenants and obligations under this Lease be reduced or abated in any manner whatsoever, by reason of any inconvenience, annoyance, interruption of or injury to Tenant’s business arising from Landlord’s making any repairs or changes that Landlord is required or permitted by this Lease or required by law to make in or to any portion of the Building or the Premises, or in or to the fixtures, equipment or appurtenances of the Building or the Premises, but Landlord shall endeavor in good faith to minimize disruption to Tenant’s business in such event.  Landlord shall have no liability to Tenant nor shall Tenant’s covenants and obligations under this Lease be reduced or abated in any manner whatsoever, by reason of any act or failure to act of any security personnel or mechanism used in the Building, or by reason of any lack of security in the Building.

6.7                                 End of Term.  Upon termination of this Lease for any reason whatsoever Tenant will peacefully surrender to Landlord the entire Premises, together, subject to the provisions of Section 7.5, with all improvements, changes, alterations and replacements thereto or to the Building or Land, in good order, condition and repair, but in any event with all windows, walls, floors, and carpets cleaned, all equipment in good working order, and the Premises restored to their original condition as of the Commencement Date, ordinary wear and tear excepted.  Upon such termination, Tenant shall have the right to remove Tenant’s Property, as provided at Section 9.2.

7.                                       Tenant Alterations.

7.1                                 Landlord’s Consent.  Tenant shall make no alterations, additions, or improvements in or to the Premises, the Building or the real property appurtenant thereto (herein, “Tenant Improvements”) without Landlord’s prior written consent, to be granted or withheld pursuant to Sections 7.2 and 7.3 below, and, if such consent is granted, then only contractors or mechanics that are approved by Landlord shall effect such Tenant Improvements.

7.2                                 Procedure for Approval.  If Tenant wishes to make any Tenant Improvements to the Premises that either (a) are of a structural nature, or (b) involve a cost greater than $2,500, (c) involve the roof, foundation, exterior walls or interior load- bearing walls of the Building, or (d) are made pursuant to Section 7.2.1 or pursuant to Section 11.2, below, Tenant shall submit to Landlord, for Landlord’s written approval, a written description of the Major Work that Tenant proposes to perform together with detailed plans and specifications for such Major Work.   If Tenant wishes to make any alterations, additions, or improvements to the Premises that do not constitute Major Work, Tenant shall submit to Landlord, for Landlord’s written approval, a written description of such work.  Reference herein to “structural work” or “work of a structural nature” shall have the meaning that such terms normally connote in the construction industry.  By way of example, alteration of interior non-load bearing walls and partitions, alteration of ceilings, installation of wall coverings, painting, installation of rugs, and similar work shall not be deemed to constitute structural work; alteration to any exterior wall, load bearing wall, roof, plumbing system, heating, ventilation, and air conditioning system or similar work shall be deemed to be of a structural nature.

7.2.1                      Initial Tenant Improvements.  Landlord hereby consents to the Tenant Improvements (some of which will be made outside of the Premises) described in Exhibit C (the

“Initial Tenant Improvements”), which include the installation of the Specialized Equipment and other items described in Section 5.5, and the installation on the Land, in a location approved by Landlord, of a primary diesel fuel tank to supply Tenant’s diesel generator described in Section 5.5.  Landlord shall afford Tenant an allowance for the Initial Tenant Improvements in the amount of $137,606.00, as more particularly provided in Section 7.2.2 (the “TI Allowance”).  Landlord shall be responsible for, and Tenant shall not be required to perform or to apply the TI Allowance to, any of the following:

(a)                                  The removal of Hazardous Substances from the Premises existing thereon or therein on and as of the Effective Date; or

(b)                                 Work necessary to bring the Premises into compliance with applicable laws, regulations and ordinances, including, without limitation, the Americans with Disability Act, unless such compliance is made necessary by Tenant’s specific use of the Premises.

Tenant shall prepare and deliver to Landlord, for its review and approval, construction drawings and specifications for the Initial Tenant Improvements (on the form approved by Landlord pursuant to this Section 7.2.1, the “Approved Plans”).  Landlord shall not unreasonably withhold or delay it approval thereof, provided that the same conform to the description of the Initial Tenant Improvements set forth in Exhibit C, and meet the criteria specified at clauses (a), (c) and (d), of Section 7.3.

7.2.2                      Landlord’s Obligation and TI Allowance.  In connection with Tenant’s design and installation of the Initial Tenant Improvements, Landlord, at its sole cost and expense, shall cause the Premises to have dedicated electrical power service of 480 volt, 3-phase power of 800 amps.  Upon completion of the Initial Tenant Improvements in conformance with the Approved Plans, issuance of a certificate of occupancy for the Premises, and Tenant’s delivery of its certification to Landlord that the Initial Tenant Improvements have been completed in accordance with the Approved Plans, Landlord shall pay the TI Allowance directly to Tenant’s general contractor performing the Initial Tenant Improvements construction work.

7.3                                 Standard for Approval.  Landlord’s approval of proposed work shall not be unreasonably withheld or delayed if such work (a) does not adversely affect, in Landlord’s judgment, the appearance of the Premises and/or Building or the value of the Premises and/or Building, (b) does not adversely affect, in Landlord’s judgment, Landlord’s ability to release the Premises, (c) does not affect the structural integrity of the Building or its systems, (d) conforms to the requirements of all building codes and any other applicable laws and regulations, and (e) can be performed and completed without disrupting the business or operation of the Building or of any other tenant of the Building.  Tenant’s failure to obtain Landlord’s prior written consent to any proposed work shall constitute an Event of Default hereunder.

7.4                                 Compliance with Laws.  All work done by Tenant shall be performed in full compliance with all laws, rules, orders and ordinances.  Without limiting the generality of the foregoing:  (a) Tenant, at its expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of Tenant Improvements and for final approval thereof upon completion, and shall cause the Tenant Improvements work to be performed in compliance with all such permits and certificates, applicable laws and requirements of public authorities and with all applicable requirements of insurance, and (b) Tenant shall be responsible for assuring that the Premises complies with any and all requirements of the Americans with Disabilities Act and any other Federal, state or local governmental agency requirements relating to Tenant’s specific use of the Premises or Tenant’s business operation.  Landlord’s approval or consent to any proposed work shall not be deemed a waiver of, or an opinion respecting, the compliance of the proposed work with the requirements of this Section 7.4.

7.5                                 Title to Improvements.  All Tenant Improvements upon the Premises, including (without limiting the generality of the foregoing) all wall covering, built-in cabinet work, paneling, and the like shall, unless Landlord elects otherwise in writing, be the property of Landlord, and shall remain upon and be surrendered with the Premises as a part thereof at expiration or earlier termination of this Lease, except that Landlord may, by written notice to Tenant, require Tenant, at Tenant’s cost, (a) to remove any or all Tenant Improvements, and (b) to repair all damage resulting from such removal.  If Tenant fails to perform the foregoing, Tenant shall pay to Landlord all costs arising from Landlord’s performance of the same, which shall be due and payable upon Landlord’s demand.

7.6                                 Schedule/Manner of Work.  All of Tenant’s contractors, suppliers, workmen, and mechanics for any Tenant Improvements shall comply with such rules and conditions as Landlord may reasonably impose from time to time, which rules and conditions shall be enforced by Tenant at the discretion of Landlord.  At any time any contractor, supplier, workman, or mechanic performing construction of any Tenant Improvements performs any work that may or does impair the quality, integrity, or performance of any portion of the Building, Tenant shall cause such contractor, supplier, workman, or mechanic to leave the Building and remove all his tools, equipment, and materials immediately upon written notice delivered to Tenant and Tenant shall reimburse Landlord for any repairs or corrections of any portion of the building caused by or resulting from the work of any contractor, supplier, workman, or mechanic performing any Tenant Improvements work.  The quality of all Tenant Improvements to or involving structural, electrical, mechanical, life/safety, energy management, or plumbing systems in the Premises shall be at least equal to the quality of such systems as on the Commencement Date.

7.7                                 Debris.  Tenant will cause construction of any Tenant Improvements to be accomplished in a neat, clean, and workmanlike manner.  Tenant shall not permit any trash, rubbish, or debris to accumulate in the Premises or the Building, and Tenant shall remove or cause to be removed all such trash, rubbish, and debris from the Premises and the Building and on a timely basis.  Tenant shall be responsible for any additional costs incurred by Landlord for cleaning the Building or any portion thereof, and for removing any trash, rubbish, or debris therefrom to the extent caused by Tenant’s construction of the Tenant Improvements.

7.8                                 Right of Entry/Inspection.  At all times during the period of construction of any portion of any Tenant Improvements, Landlord and Landlord’s architects and engineers shall have the right to enter upon the Premises to inspect the work of construction and the progress thereof.  Tenant shall not close any work affecting any portion of the life safety, heating, ventilation, and air conditioning, plumbing, or electrical systems in the Premises or building until the same has been inspected and approved by Landlord’s engineers.  No inspection or approval by Landlord’s engineers of any such work shall constitute an endorsement thereof or any representation as to the adequacy thereof for any purpose or the conformance thereof with any governmental ordinances, codes, or regulations, and Tenant shall be fully responsible and liable therefor.

7.9                                 Insurance.  In addition to the insurance requirements set forth in Section 8, during the period of construction of any Tenant Improvements, Tenant and Tenant’s general contractor shall maintain worker’s compensation, builder’s all-risk and public liability insurance, and such other insurance as Landlord may reasonably require in amounts satisfactory to Landlord.  All policies shall have such coverage limits, and be underwritten by such companies, as Landlord shall approve, and shall name Landlord as an additional insured thereunder.  Before the commencement of construction of any Tenant Improvements, Tenant and Tenant’s general contractor must deliver certificates of all such insurance policies and such insurance policies must be approved by Landlord.

7.10                           Non-Responsibility of Landlord.  Tenant hereby acknowledges that Landlord shall have no responsibility whatsoever for the construction of any Tenant Improvements or for any defects therein.  Tenant shall notify Landlord in writing no less than ten (10) days before the commencement of construction of any Tenant Improvements in order to afford Landlord an opportunity to post and record appropriate notices of non-responsibility.  Tenant, at its expense, shall procure the cancellation or discharge of all notices of violation arising from or other connected with Tenant Improvements work, or any other work, labor, services or materials done for or supplied to Tenant, or any other person claiming through or under Tenant, in or about the Premises or Building.  Tenant shall defend, indemnify and save harmless Landlord and any mortgagee from and against any and all mechanics and other liens and encumbrances filed in connection with the Tenant Improvements work, or any other work, labor, services or materials done for or supplied to Tenant, or any person claiming through or under Tenant, in or about the Premises or Building.  Tenant, at its expense, shall procure the satisfaction or discharge of record of all such liens and encumbrances of record within fifteen (15) days after the filing thereof; provided, Tenant may contest, in good faith and at its own expense, any notice of violation, or lien, provided Tenant posts for the protection of Landlord security in an amount and form acceptable to Landlord.

8.                                       Liability and Insurance.

8.1                                 Action by Tenant.  Further to Section 5.2, Tenant shall not do, or permit anything to be done, or keep or permit anything to be kept in the Premises that would subject Landlord to any liability or responsibility for personal injury, death or property damage, or that would increase insurance rates in respect of the Land, Building or the property therein over the rates that would otherwise then be in effect or that would result in insurance companies of good standing refusing to insure the Building or the property therein in amounts satisfactory to Landlord, or that would result in the cancellation of or the assertion of any defense by the insurer in whole or in part to claims under any policy of insurance in respect of the Land, Building or the property therein.  If, by reason of any failure of Tenant to comply with the provisions of Section 5 or this Section 8.1, the premiums on Landlord’s insurance on the Building and/or property therein shall be higher than they otherwise would be, Tenant shall reimburse Landlord, on demand, for that part of such premiums attributable to such failure on the part of Tenant.

8.2                                 Landlord’s Insurance.  Landlord shall procure and maintain at all times during the Term of this Lease a policy or policies of insurance covering loss or damage to the Building in the amount of the full replacement value thereof (exclusive of Tenant’s trade fixtures, non-standard tenant improvements, equipment and personal property), providing protection against all perils included within the classification of fire, extended coverage, all risk of loss as it relates to the standard insuring clause, loss of rental income, Landlord’s risk liability coverage, and to the extent any mortgagee of the Building may require or as Landlord may deem prudent, coverage against such other hazards that are then commonly insured against for similar properties.  Such insurance shall provide for payment of loss thereunder to Landlord and/or the holder of any mortgages or deeds of trust or real estate contracts on the Land and/or Building.

8.3                                 Waiver of Subrogation.  Landlord and Tenant hereby release each other and their respective agents, employees, successors and assigns from all liability for damage to any property that is actually covered by property insurance in force or that would normally be covered by full replacement “all risk” property insurance, without regard to the negligence or willful misconduct of the entity so released.  Each party shall cause each such insurance policy it obtains to include a waiver of subrogation regarding the liabilities released hereby.  All of the Landlord and Tenant’s repair and indemnity obligations under this Lease shall be subject to the waiver contained in this Section 8.3.  The waiver of subrogation shall extend to Landlord or Tenant, as applicable, and the agents and employees of each.

8.4                                 Public Liability Insurance.  Tenant, at its expense, shall procure and maintain at all times during the Term and at anytime prior to the Term that Tenant is given possession of the Premises, public liability insurance in respect of the Premises and the conduct or operation of business therein, with Landlord, Landlord’s Operating Manager and Landlord’s managing agent, if any, and any mortgagee whose name and address shall previously have been furnished to Tenant, as additional named insureds, with limits of not less than $1,000,000 for bodily injury or death to any one person and $3,000,000 for bodily injury or death to any number of persons in any one occurrence, and $1,000,000 for property damage.  All such insurance shall insure the performance by Tenant of the indemnity agreement as to liability for injury to, illness of, or death of persons and damage to property set forth in Section 17.2.

8.5                                 Tenant’s Fire and All Risk Coverage Insurance.  Tenant shall also at its own expense maintain, during the Term, and at any time prior to the Term that Tenant is given possession of the Premises, insurance covering its furniture, fixtures, equipment, and inventory in an amount equal to not less than one hundred percent (100%) of the full replacement value thereof and insuring against fire and all risk perils coverage as provided by a standard all risk coverage endorsement and the plate glass and all other glass is the responsibility of the Tenant in the event of breakage from any cause.

8.6                                 Insurance Policies.  All insurance policies required to be carried by Tenant hereunder shall name Landlord as additional insured and shall be with companies and with loss-payable clauses satisfactory to Landlord, and certified copies or originals of policies or certificates evidencing such insurance shall be delivered to Landlord by Tenant prior to Tenant commencing occupancy and thereafter within thirty (30) days prior to each renewal thereof.  Such certificate shall be from a company holding a “Best’s Rating” of at least A:  Class IX, shall indicate that the insurance policy is in full force and effect, and that the policy bears an endorsement that the same not be canceled or amended unless thirty (30) days prior written notice by U.S. Certified Mail of the proposed cancellation or amendment has been given to Landlord and any mortgagee of which Landlord has given Tenant notice prior to the date of such certificate.  Each of said certificates of insurance and each such policy of insurance required to be maintained by Tenant hereunder shall expressly evidence insurance coverage as required by the Lease.  All such policies shall be written as primary policies not contributing with and not in excess of coverage which Landlord may carry.

8.7                                 Increase Policies.  From and after the fifth (5th) anniversary of the Commencement Date, Landlord may from time to time require that the amount of public liability insurance to be maintained by Tenant under Section 7.4 be increased to an amount determined by Landlord to be necessary to adequately protect Landlord’s interest.  Upon receipt of Tenant of a notice from Landlord stating the increased amount of insurance, Tenant shall thereafter carry the insurance as set forth in such notice.  In no event shall the amount of public liability insurance to be carried by Tenant be less than the amount specified in Section 7.4, or be greater than the coverage required to be carried from time to time by new tenants of the Building.

9.                                       Landlord’s Property Tenant’s Property

9.1                                 Landlord’s Property.  All fixtures, equipment, improvements and appurtenances attached to or built into the Premises, whether or not by or at the expense of Tenant, shall be and remain a part of the Premises, shall be deemed the property of Landlord and shall not be removed by Tenant, except as provided in Section 7.5.  Any carpeting or other personal property in the Premises on the Commencement Date shall be and remain Landlord’s property and shall not be removed by Tenant; provided, that at Landlord’s written request, Tenant shall, at its sole expense upon termination of the Lease and in accordance with, and subject to the provisions of, Section 7.5, remove those items specified by Landlord, including any or all fixtures, equipment, improvements, appurtenances and other personal property, that are deemed herein the property of Landlord.

9.2                                 Tenant’s Property.  Notwithstanding any provision to the contrary in Section 9.1, all business and trade fixtures, machinery and equipment, communications equipment and office equipment that are installed in the Premises, the Building or Land by or for the account of Tenant without expense to Landlord and that can be removed without structural damage to the Building and all furniture, furnishings (excluding window coverings) and other articles of movable personal property owned by Tenant and located in the Premises (together, the “Tenant’s Property”) shall be and remain the property of Tenant and may be removed by Tenant at any time during the term of this Lease; provided, that if any of Tenant’s Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Premises, the Building and/or the Land resulting from the installation and/or removal thereof.  Any equipment or other property for which Landlord shall have granted any allowance or credit to Tenant shall not be deemed to have been installed by or for the account of Tenant without expense to Landlord, shall not be considered Tenant’s Property, and shall be deemed to be the property of Landlord.

9.3                                 Removal.  At or before the Expiration Date of this Lease, or any earlier termination of this Lease, Tenant, at its expense, shall remove from the Premises all of Tenant’s Property (except, at Tenant’s option, such items thereof as Landlord shall have expressly permitted to remain, which property shall become the property of Landlord), and Tenant shall repair any damage to the Premises or the Building resulting from any installation and/or removal of Tenant’s Property.

9.4                                 Abandonment.  In addition to Landlord’s rights at Section 18.2.1, any items of Tenant’s Property that shall remain in the Premises after the Expiration Date of this Lease, or any earlier termination of this Lease, at the option of Landlord, may, at Landlord’s election, be deemed to have been abandoned, and in such case such items may be retained by Landlord, and Landlord may deal with Tenant’s Property in such manner as Landlord shall determine, at Tenant’s expense.

10.                                 Holding Over.  If Tenant holds over after the Expiration Date or earlier termination of the Term without the express written consent of Landlord, Tenant shall become a tenant at sufferance only, at a rental rate equal to two hundred percent (200%) of the Base Rent in effect upon the date of such expiration or termination (prorated on the basis of a thirty-day month and actual days elapsed), and otherwise subject to the terms, covenants, and conditions herein specified, so far as applicable.  Acceptance by Landlord of rental after such expiration or earlier termination shall not result in a renewal or extension of this Lease.  The foregoing provisions of this Section 10 are in addition to and do not affect Landlords’ right of re-entry or any rights of Landlord hereunder or as otherwise provided by law.

11.                                 Electric Energy

11.1                           High Voltage Equipment.  Tenant shall not, without the prior written consent of Landlord, use any equipment, machine, apparatus or device within the Premises, such as data processing units, punch card machines or any other specialty equipment, that individually uses electricity in excess of 110 volts.

11.2                           Cost of Increasing Capacity.  The Initial Tenant Improvements include installation of a separate electric meter for all Specialized Equipment used in the Premises.  Should Landlord consent to installation of equipment or a design load for the Premises in excess of that permitted to be installed as a part of the Initial Tenant Improvements under Section 7.2.1, the additional equipment required to increase the capacity for Tenant’s excess equipment or design load shall, subject to obtaining Landlord’s approval thereof pursuant to Section 7.2, be provided by Tenant.  Tenant shall pay the cost to purchase, install, service and maintain such additional equipment.  Tenant shall reimburse Landlord, on demand, for the cost of all electric energy separately metered to the Premises, as contemplated above and at Section 5.5.

11.3                           Light Fixtures.  Landlord shall attend to any replacement of electric light bulbs, tubes and ballasts in the Premises throughout the term of this Lease.  Landlord may adopt a system of relamping and reballasting periodically on a group basis in accordance with generally accepted management practice.

12.                                 Climate Control.  Landlord shall maintain and operate the heating, ventilating and air-conditioning systems serving the Premises and shall furnish heat, ventilating and air-conditioning in the Premises (except as otherwise provided in the Standards for Utilities and Services attached as Exhibit E or elsewhere in this Lease) for occupancy of the Premises during Business Hours of

Business Days.  As used herein, and unless otherwise stated in the Rules and Regulations “Business Hours” shall mean generally customary daytime business hours, but not before 8:00 a.m. or after 6:00 p.m. on weekdays and not before 8:00 a.m. or after 1:00 p.m. on Saturdays, and “Business Days” shall mean all days except Sundays, and days observed by the Federal or the State government as legal holidays.  If Tenant shall require heat or air-conditioning service at any other time, Landlord shall furnish such service subject to such terms and conditions including cost reimbursement, as Landlord may from time to time prescribe in the Rules and Regulations.

13.                                 Signs, Displays, Auctions, and Sales.

13.1                           General.  Tenant shall not place or suffer to be placed on the exterior walls or windows of the Premises or upon the roof or any exterior door or wall or on the exterior or interior of any window thereof any sign, awning, canopy, marquee, advertising matter, decoration, picture, letter or other thing of any kind without the prior written consent of Landlord.  Landlord and Tenant acknowledge that Landlord has, by a separate letter dated on or about the date of this Lease, consented to Tenant’s placement of signs in the exterior of the Building, subject however, to the provisions of such letter.  If Tenant shall install any sign without Landlord’s consent, Landlord shall have the right and authority without liability to Tenant to enter upon the Premises, remove and store the subject sign and repair at Tenant’s cost all damage caused by the removal of the sign.

13.2                           Tenant’s Interior Signs.  Tenant shall have the right, at its sole cost and expense, to erect and maintain within the interior of the Premises all signs and advertising matter customary or appropriate in the conduct of Tenant’s business; provided, however, that Tenant shall upon demand of Landlord immediately remove any sign, advertisement, decoration, lettering or notice which Tenant has placed or permitted to be placed in, upon or about the Premises and that Landlord reasonably deems objectionable or offensive, and if Tenant fails or refuses to so do, Landlord may enter upon the Premises and remove the same at Tenant’s cost and expense.  In this connection, Tenant acknowledges that the Premises are a part of an integrated business environment, and that control of all signs by Landlord is essential to the maintenance of uniformity, propriety and the aesthetic values in or pertaining to the Building.

13.3                           Displays.  Tenant may not display or sell merchandise or allow carts or other similar devices within the control of Tenant to be stored or to remain outside the defined demising walls and permanent doorways of the Premises.  Tenant shall not install any exterior lighting, amplifiers, or similar devices or use in or about the Premises such items as flashing lights, searchlights, loudspeakers, phonographs or radio broadcasts, nor make, or allow to be made, any odor or excessive noise in or around the Premises.  No advertisement or sound of advertising shall be permitted to be heard outside of the Premises.

13.4                           Auctions.  Tenant shall not conduct or permit to be conducted any sale by auction upon or from the Premises, whether said auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceeding.  No auction, fire, bankruptcy, “going out of business” or other distress sales of any nature may be conducted on the Premises without prior written consent of Landlord, which consent may be conditioned as Landlord deems appropriate.

14.                                 Access and Control of Premises.

14.1                           Access to Premises.  Landlord shall have access to the Premises upon 24-hours prior notice (except in an emergency, when no notice shall be required) to: (a) inspect the Premises; (b) exhibit the Premises to prospective purchasers, lenders or tenants (during the last 180 days of the Term); (c) determine whether Tenant is complying with its obligations hereunder; (d) supply any service to be provided by Landlord to Tenant hereunder; (e) post notices of non-responsibility; (f) make repairs required of Landlord hereunder or repairs to any adjoining space or utility services or make repairs, alterations or improvements to any other portion of the Building, provided, however, that all such work shall be done in a commercially reasonable and prompt manner, or (g) exercise any of its rights hereunder including, without limitation, its cure rights under Section 17.1.  Landlord may, in order to carry out the purposes stated at clauses (a) through (g) above, erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, and during the course of work being performed keep and store upon the Premises all necessary material, supplies, and equipment, provided that the business of Tenant shall be interfered with as little as is reasonably practicable.  For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises (including the portion thereof on the second floor of the Building), excluding Tenant’s vaults and safes, if any.  Except for locks called for by the Initial Tenant Improvements (for which Tenant shall provide keys and security codes to Landlord as required by the preceding sentence), no additional locks shall be placed by Tenant upon any doors in the Premises and if more than two keys for any lock are desired, such additional keys shall be paid for by Tenant.  Except for locks called for by the Initial Tenant Improvements, all keys shall be duplicated only by Landlord, and under no circumstance shall Tenant cause any key to be duplicated.  Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency or in re-taking possession in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstance be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof, and any damages caused on account thereof shall be paid by Tenant.

14.2                           Waiver in Connection with Landlord’s Entry.  Tenant hereby waives any claim against Landlord for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by entry on the Premises in accordance with any provision of this Lease except to the extent caused by the negligence or intentional misconduct of Landlord.

14.3                           Building Changes.  Landlord reserves the right, at any time, without incurring any liability by Tenant therefor, and without affecting or reducing any of Tenant’s covenants and obligations hereunder, to make such changes, alterations and improvements in or to the Building and the fixtures and equipment thereof, as well as in or to the doors, halls, passages, elevators, escalators and stairways thereof, and other public parts and common areas of the Building and Land, as Landlord shall reasonably deem necessary or desirable, including the temporary or permanent closure or inoperability.  Landlord reserves the right, and Tenant shall permit Landlord, to install, erect, use and maintain pipes, ducts and conduits in and through the

Premises, so long as the installation and maintenance thereof do not detract from the use or appearance of the Premises.

15.                                 Damage or Destruction.

15.1                           Rights and Obligations.

15.1.1                Obligation to Rebuild.  If rentable area of the Building, or any portion thereof, is damaged, destroyed, or rendered untenantable due to fire or other casualty (which is not due to the fault or negligence of Tenant or its agents, employees, or invitees and is not due to-any default by Tenant), and if

(a)                                  the damage or destruction does not exceed twenty-five percent (25%) of the insurable value of the Building,

(b)                                 the Building is capable of being repaired, reconstructed or restored within a period of two hundred seventy (270) days from the date of the damage or destruction, and

(c)                                  Landlord will receive insurance proceeds sufficient to cover the cost of such repairs, reconstruction or restoration,

then, subject to Tenant’s termination right stated in the next succeeding sentence, Landlord shall be obligated to restore the Building to a condition reasonable comparable to its condition prior to such casualty; provided, that clause (c), above will not be a condition to Landlord’s restoration obligation hereunder if the unavailability of insurance proceeds is attributable to Landlord’s failure to perform its obligation to carry insurance under Section 8.2, or because a mortgagee of Landlord has obtained and retained the proceeds thereof due to a default by Landlord in its obligation to such mortgagee.  If, under the circumstances stated in this Section 15.1.1, Landlord is obligated to restore the Building, or if under Section 15.1.2 Landlord elects to restore the Building, but if such restoration cannot be completed within two hundred seventy (270) days following the casualty necessitating such restoration, then (provided the casualty is not due to the fault or negligence of Tenant, or its agents, employees or invitees, or to a default of Tenant), Tenant shall have the option to terminate this Lease, which option Tenant must exercise by notice in writing to Landlord given within thirty (30) days following the date of such casualty.  If Landlord is obligated to restore the Building as set forth above, and except as stated in the preceding sentence, this Lease shall remain in full force and effect, Rent shall be adjusted pursuant to Section 15.2, Landlord will commence restoring that portion of the Building so damaged as soon as commercially practicable, and will diligently complete the restoration.

15.1.2                Right to Terminate.  In the case of a casualty loss not described in Section 15.1.1, then within 60 days after such a casualty Landlord shall have the right to elect either to terminate this Lease or to restore the Building.  Landlord shall make its election by written notice to Tenant within such 60 day period of time.  If Landlord elects to terminate this Lease, the termination shall be effective 30 days after receipt of the notice by Tenant.  If Landlord does not elect to terminate this Lease, then, subject to Tenant’s right of termination stated in Section 15.1.1, Rent shall be abated in accordance with Section 15.2 and Landlord shall restore the Building in accordance with the requirements of Section 15.1.1.

15.1.3                Tenant’s Property.  If Landlord undertakes to repair the Building after an event of casualty, such restoration shall not include replacement of furniture, equipment or other items designated as Tenant’s Property herein.

15.1.4                Late Term Casualty.  Regardless of Sections 15.1.1 and 15.1.2, if the casualty, loss occurs within the last two (2) years of the Term, then, regardless of the extent of the damage, Section 15.1.2 shall establish the rights and obligations of Landlord and Tenant.  In determining whether a casualty loss occurs during the last two (2) years of the Term, notwithstanding the notice periods specified in Section 1.3.2, Tenant shall be entitled, within thirty (30) days following any such casualty, to exercise any renewal option that may exist under Section 1.3.2, and the applicable Renewal Term shall be included in making such determination.

15.2                           Rent Abatement.  If all or part of the Premises shall be damaged or destroyed or rendered untenantable as a result of fire or other casualty, not caused by Tenant, its agents, employees or invitees, the Base Rent shall be abated or reduced based on the number of square feet of space rendered untenantable and Additional Rent provided herein shall be abated or reduced, as the case may be, in the proportion that the untenantable area of the Premises bears to the total area of the Premises, for the period from the date of the damage or destruction to the date the damage to the Premises shall be substantially repaired, or the date on which Tenant again uses the untenantable portion, whichever first occurs.

15.3                           Interference with Tenant’s Business.  Tenant shall not be entitled to terminate this Lease and no damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or of the Building pursuant to this Section 15.

15.4                           Insurance on Tenant’s Property.  Landlord will not carry insurance of any kind on Tenant’s Property, and, except as provided by law or by reason of Landlord’s breach of any of its obligations under this Lease, Landlord shall not be obligated to repair an damage to or replace any improvements paid for by Tenant, or any of Tenant’s Property.

16.                                 Eminent Domain.

16.1                           Total Condemnation.  If the whole of the Building or the Premises shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose, (including a sale under threat of condemnation) this Lease shall terminate as of the date of vesting of title on such taking (herein called “Date of Taking”), and the Base Rent and Additional Rent shall be prorated and adjusted as Date of Taking.

16.2                           Partial Condemnation.  If a part of the Building or the Land shall be so taken, this Lease shall be unaffected by such taking, except that:

16.2.1                Landlord’s Option to Terminate.  If a material portion of the Building or Land is so taken, Landlord may, at its option, terminate this Lease by giving Tenant notice to that effect within ninety (90) days after the Date of Taking, provided Landlord terminates the leases of all other similarly situated tenants in the Building; and

16.2.2                Tenant’s Option to Terminate.  If twenty percent (20%) or more of the Premises shall be so taken and the remaining area of the Premises shall not be reasonably sufficient for Tenant to continue feasible operation of its business, Tenant may terminate this Lease by giving Landlord notice to that effect within ninety (90) days after the Date of Taking.

16.3                           Effect of Termination or Continuation.  This Lease shall terminate on the date that such notice from the Landlord or Tenant to the other shall be given, and the Base Rent and Additional Rent shall be prorated and adjusted as of such termination date.  Upon a partial taking this Lease shall continue in force as to the remaining part of the Premises, and the Base Rent and Additional Rent shall be adjusted according to the rentable Area remaining.

16.4                           Award.  Landlord shall be entitled to receive the entire award or payment in connection with any taking without deduction therefrom for any estate vested in Tenant by this Lease and Tenant shall receive no part of such award.  Tenant shall have no claim against Landlord or the condemning authority for the unexpired portion of the Lease term.  Nothing contained in this Section 16.4 shall be deemed to prevent Tenant from making a claim in any condemnation proceeding for moving expenses, loss of good will, the unamortized portion of improvements paid for by Tenant and the value of any fixtures, equipment or furnishings installed by Tenant at its sole expense and which are included in the taking.

16.5                           Temporary Taking.  A temporary taking (or transfer in lieu thereof) of any portion of the Premises by any authorized authority shall not cause a termination of this Lease, but Tenant shall be entitled to a rent reduction or abatement during the period its possession is interfered with because of any such taking of the Premises.  Such rent reduction or abatement shall equal the lesser of the Rent that would have been payable by Tenant during the period of such temporary taking or an amount equal to the award paid by the condemning authority for such taking.  If the taking is for a period of longer than one hundred eighty (180) days, or for an indefinite period that extends beyond one year, either Landlord or Tenant may elect to terminate this Lease by notice to the other given within thirty (30) days after the event giving rise to the right of termination.  No temporary taking of the Land or of any portion of the Building not including the Premises shall give Tenant the right to any rent abatement, reduction, or lease termination.

17.                                 Landlord’s Self Help Rights; Liability and Indemnification.

17.1                           Landlord’s Right to Cure.  If Tenant fails to pay or perform any of its obligations under this Lease, Landlord may, without waiving or releasing Tenant from its obligations hereunder, but shall not be required to, pay or perform such oblations on Tenant’s behalf upon ten (10) days notice to Tenant (except where, in Landlord’s opinion, an emergency exists, in which event no notice shall be required), and Tenant shall reimburse or pay promptly to Landlord the reasonable cost thereof as Additional Rent.  “Reasonable cost,” as used in this Section 17, means Landlord’s actual out-of-pocket costs to effect such cure plus twenty percent (20%) to cover overhead, administrative and collection charges.  There shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from Landlord’s exercise of its rights under this Section 17.1.

17.2                           Tenant’s Indemnity.  As between Landlord and Tenant, and except to the limited extent otherwise provided in this Section 17.2, Landlord shall not be liable for injury to any person, or for the loss of or damage to any property (including property of Tenant) occurring in or about the Premises from any cause whatsoever.  Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises, from any cause whatsoever except that which is caused by the gross negligence or willful misconduct of Landlord or its agents, contracts, or invitees, or the failure of Landlord to observe any of the terms and conditions of this Lease where such failure has persisted for an unreasonable period of time after Tenant has given Landlord written notice of such failure.  Tenant hereby indemnifies and holds Landlord harmless, and shall defend Landlord, from and against any and all claims, charges, liabilities, obligations, penalties, causes of action, liens, damages, costs and expenses (including attorneys’ fees) arising, claimed, charged or incurred against or by Landlord and arising from or in connection with: (a) Tenant’s use or occupancy of, or any activity, work or other thing done, permitted or suffered by Tenant on or about, the Premises, whether before, after or during the Term, (b) any breach or default in the performance of any obligation on Tenant’s part to be performed under this Lease, or (c) any act or omission of Tenant, or any officer, contractor, agent, employee, guest, licensee, or invitee of Tenant.  Such indemnification obligation shall extend to all costs, attorneys’ fees, and liabilities incurred in connection with the defense of any such claim (including appeals and petitions for review) or any action or proceeding brought thereon.

17.3                           Limit on Landlord’s Liability.  Landlord and its agents shall not be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster or other material, steam, gas, electricity, or from bursting, overflowing, or leaking of water, water or rain which may leak from or into any part of the Premises or from pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place, from dampness, from electrical wiring, circuitry, power surges, overloads, spiking or interruption of any kind, from air conditioning equipment, or from gas or odors, sprinkler leakage, or from any other cause whatsoever, unless caused by or due to the gross negligence of Landlord, its agents, invitees, servants, employees, or contractors.  Landlord and its agents shall not be liable for interference with the light, air, or other incorporeal hereditaments.  Tenant shall give prompt notice to Landlord in case of casualty or accidents on or about the Premises.  Landlord or its agents shall not be liable for any damage to property entrusted to employees of the Building or its management, nor for the loss of or damage to any property by theft or otherwise.  Except as otherwise provided above in this Section 17.3, Landlord shall not be released or indemnified from, and shall indemnify, defend, protect and hold harmless Tenant from, all losses, damages, liabilities, judgments, actions, claims, attorneys’ fees, consultants’ fees, payments, costs and expenses arising from the gross negligence or willful misconduct of Landlord or its agents, contractors, licensees or invitees, Landlord’s violation of any law, order or regulation, or a breach of Landlord’s obligations under this Lease.

17.4                           Defense of Claims.  In case any action or proceeding shall be brought against Landlord by reason of a claim covered by the provisions of Section 17.2, Tenant, upon notice from Landlord, shall defend the same at Tenant’s expense, by counsel approved in writing by Landlord.

18.                                 Defaults and Remedies.

18.1                           Events of Default.  In addition to events described elsewhere in this Lease as constituting a “default” or an “Event of Default,” the occurrence of any one or more of the following events shall constitute an Event of Default hereunder by Tenant:

(a)                                  Tenant’s abandonment of the Premises.

(b)                                 Tenant’s failure to make any payment of Rent hereunder as and when due, where such failure shall continue for a period of three days after Tenant’s receipt of written notice thereof; provided, that no such notice shall be required more frequently than three (3) times in any consecutive 12-month period and, where no notice is required, an Event of Default shall arise automatically upon the due date for the payment of Rent;

(c)                                  Tenant’s failure to observe or perform any of the other covenants or provisions of this Lease to be observed or performed by Tenant, where such failure shall continue for a period of twenty (20) days after written notice thereof from Landlord to Tenant (unless this Lease elsewhere provides that such failure alone constitutes an Event of Default hereunder upon its occurrence).  If the nature of Tenant’s default is such that more than 20 days are reasonably required for its cure, then an Event of Default shall not be deemed to occur if Tenant shall commence such cure within said 20-day period and shall thereafter diligently prosecute such cure to completion, but in no event shall such default extend beyond sixty (60) days.  Once notice of default has been given, no additional notice shall be required in order for Landlord to exercise remedies under Section 18.2 by reason of a recurrence or continuation of such default; or

(d)                                 If (i) Tenant shall make any general assignment for the benefit of creditors; (ii) a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy shall be filed by or against Tenant or any such Guarantor (unless the same is dismissed within 30 days); (iii) a trustee or receiver is appointed to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within 30 days; or (iv) substantially all of Tenant’s assets located at the Premises, or of Tenant’s interest in this Lease, is attached, executed upon, or otherwise judicially seized, where such seizure is not discharged within 30 days.

18.2                           Remedies.  Upon the occurrence of an Event of Default, Landlord may exercise any one or more of the remedies set forth in this Section 18, or any other remedy available under applicable law or contained in this Lease.

18.2.1                Re-Entry.  Landlord or Landlord’s agents and employees may immediately or at any time thereafter re-enter the Premises, or any part thereof, peaceably but using such reasonable force as may be required, and without judicial process, or by any suitable action or proceeding at law, and may repossess the Premises, and may remove any persons, fixtures or chattels therefrom, to the end that Landlord may have, hold and enjoy the Premises.  In the event of any such retaking of possession of Premises by Landlord, Tenant shall remove all personal property located thereon and upon failure to do so upon demand of Landlord, Landlord may in addition to any other remedies allowed by law, remove and store the same in any place selected by Landlord, including but not limited to a public warehouse, at the expense and risk of Tenant.  If Tenant shall fail to pay all sums due hereunder together with the cost of storing any such property within thirty (30) days after it has been stored, Landlord may sell any or all of such property at public or private sale and shall apply the proceeds of such sale first, to the cost of such sale; second, to the payment of the charges and expenses for reentry, removal and storage; third, to the payment of any other sums of money that may be due from Tenant to Landlord under the terms of this Lease; and the balance, if any, to Tenant.  Tenant hereby waives all claims for damages that may be caused by Landlord’s re-entering and taking possession of Premises or removing and storing or selling the property of Tenant as herein provided, and will indemnify, defend and save Landlord harmless from loss, costs or damages to Tenant occasioned hereby, and no such re-entry shall be considered or construed to be a forcible entry.  RE-ENTRY OR TAKING POSSESSION OF SAID PREMISES BY LANDLORD SHALL NOT BE CONSTRUED AS AN ELECTION ON ITS PART TO TERMINATE THIS LEASE UNLESS A WRITTEN NOTICE OF SUCH INTENTION IS GIVEN TO TENANT.

18.2.2                Continue the Lease.  Landlord may elect to continue this Lease in effect, whether or not Tenant shall have abandoned or Landlord shall have re-entered the Premises.  In such event Landlord shall be entitled to enforce all Landlord’s rights and remedies under this Lease, including the right to recover the Rent as the same may become due hereunder and to recover damages from Tenant in accordance with the provisions of this Section 18.

18.2.3                Terminate Lease.  Terminate Tenant’s right to possession and use of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord and shall pay Landlord damages as provided at this Section 18.

18.2.4                Monetary Damages and Recovery.  Tenant shall have full liability for payment of all damages directly or indirectly suffered by Landlord which are proximately caused by any default or breach under this Lease, whether or not such default or breach is declared by Landlord, and such elements of damage and recovery by Landlord from Tenant shall specifically include, but not be limited to:

(a)                                  the worth at the time of award of any unpaid Rent which had been earned at the time of such termination of the Lease or possession; plus

(b)                                 the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination of the Lease or possession until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus

(c)                                  the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus

(d)                                 any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform his obligations under this Lease or that in the ordinary course of things would be likely to result therefrom, including but not limited to, all legal expenses and other related costs incurred by Landlord following Tenant’s default; that portion of any leasing commission paid by Landlord as a result of this Lease which is attributable to the unexpired portion of this Lease; all costs incurred by Landlord in restoring the Premises to good order and condition, or in remodeling, renovating or otherwise preparing the Premises for reletting; all other costs incurred by Landlord in reletting the Premises, including, without limitation, any brokerage commissions, legal fees and the value of Landlord’s time; and Default Interest, late charges and administrative fees, as herein provided.  Landlord shall not be obligated to relet the Premises to a particular tenant, or, in the event of any such reletting, for refusal or failure to collect any rent due upon such reletting; and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise affect any such liability.  Landlord at its option may make such physical changes to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting Tenant’s liability.  If there is other unleased space in the Building, Landlord shall have no obligation to attempt to relet the Premises prior to leasing such other space in the Building.

18.2.5                Form of Action for Damages.  To the extent permitted under the law of the State, Landlord may sue periodically for damages as they accrue without barring a later action for further damages.  If the Lease or possession is terminated and the Premises are subsequently re-let, no portion of the rents from such new Lease that is in excess of the contracted rent hereunder shall be treated as an offset to monies owed by defaulting Tenant.  All unpaid Rent after its due date shall bear interest from the date due at the Default Rate in addition to any late charges and administration costs related to such delinquency, whether or not a default is declared.

18.2.6                Deposit.  Landlord may apply any deposit held pursuant to Section 21.2, or pursuant to or in connection with any guarantee of Tenant’s obligations under this Lease, in payment of any sums due from Tenant hereunder.

18.3                           Cumulative Remedies.  The remedies provided for in this Lease are cumulative and in addition to any other remedy available to Landlord at law or in equity.  In the event of a breach by Tenant, of any of its obligations under this Lease, Landlord shall also have the right to obtain an injunction and any other appropriate equitable relief.

18.4                           Termination.  Even though Tenant has breached this Lease, Tenant’s contractual obligations under this Lease shall continue in effect for so long as Landlord does not terminate the same (and even though Landlord may have terminated Tenant’s estate and right to possession) by written notice to Tenant, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover the Rent as it becomes due under this Lease.  Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s rights to possession unless written notice of termination is given by Landlord to Tenant.

19.                                 Transfers By Tenant.

19.1                           General.

19.1.1                Assignment and Subletting.  Tenant shall not assign this Lease or any interest therein, or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant, or hypothecate, mortgage, encumber or otherwise transfer or dispose of Tenant’s interest in the Premises, either voluntarily or involuntarily, without the prior written consent of Landlord.  If Tenant requests consent to a proposed transfer, Tenant shall pay for Landlord’s reasonable legal and administrative expenses in reviewing the request for consent to transfer.  Consent to one such assignment or sublease shall not imply any future consent, and all subsequent assignments and subleases shall be made only upon obtaining prior written consent of Landlord.

19.1.2                Obligations of Assignees.  Assignees or subtenants shall become directly liable to Landlord for all obligations of Tenant hereunder with respect to the portion of the Premises assigned or subleased, but Tenant shall remain liable for the performance of all obligations owed to Landlord under this Lease.  The instrument by which any assignment or subletting consented to by Landlord is accomplished shall expressly provide that the assignee or subtenant will perform and observe all the agreements, covenants, conditions and provisions to be performed and observed by Tenant under this Lease (with respect to the portion of the Premises assigned or subleased) and that Landlord will have the right to enforce such agreements, covenants and conditions directly against such assignee or subtenant.

19.1.3                Procedure for Consent.  It shall be the responsibility of Tenant to provide Landlord, in a manner acceptable to Landlord, with such information as Landlord reasonably determines is necessary for Landlord to grant or withhold its consent.  If Tenant desires to request approval to assign, hypothecate or otherwise transfer this Lease or sublet the Premises, then at least thirty (30) days prior to the date when Tenant desires the assignment or sublease to be effective (the “Assignment Date”), Tenant shall give Landlord a notice (the “Assignment Notice”), which shall set forth the name, address and business of the proposed assignees or subtenant, current and signed financial statements, credit information as required by Landlord, the Assignment Date, any ownership or commercial relationship between Tenant and the proposed assignee or subtenant, and the consideration and all other material terms and conditions of the proposed assignment or sublease, all in such detail as Landlord shall reasonably require.  If Landlord requests additional detail, the Assignment Notice shall not be deemed to have been received until Landlord receives such additional detail, and Landlord may withhold action on the request to any assignment or sublease until such information is provided.  Landlord shall not unreasonably withhold or delay its consent to any sublease or assignment.  In considering an Assignment Notice, Landlord may, among other things, consider financial capability, business reputation, business experience, the intended use, the anticipated demand for services by the assignee or subtenant, and the assignee’s or subtenant’s anticipated contribution to the prestige of the building.

19.1.4                Sublease Income.  If Tenant shall sublet all or any portion of the Premises, then any consideration paid by the sublessee for the portion of the Premises being sublet that exceeds one hundred percent (100%) of the Base Rent and Additional Rent provided by this

Lease for such portion of the Premises being sublet (after subtracting reasonable costs in connection therewith including, without limitation, reasonable broker and attorneys’ fees and unamortized portion of improvements to the Premises paid for by Tenant) shall be due, owing and payable from Lessee to Lessor when paid or owing by the sublessee under the sublease.  For the purpose of this Section 19, the rent for each square foot of floor space in the Premises shall be deemed equal.

19.2                           Listing Premises.  Tenant shall not list the Premises for lease through a broker, or advertise or publicize in any way the availability of the Premises, without prior written notice to and the written approval of Landlord, which approval Landlord shall not withhold unreasonably, provided, that Landlord may condition such approval on Tenant’s agreement not to negotiate or offer to sublease the Premises or assign this Lease to any person or entity with whom Landlord has, during the preceding twelve-month period, negotiated to Lease space in the Building, or with whom Landlord is negotiating, or has negotiated, during the period of the listing.

19.3                           Corporate Changes.  If Tenant is a corporation, partnership or limited liability company, then any transfer of this Lease by merger, consolidation, liquidation, change in the ownership or power to vote the majority of the issued and outstanding stock, or of the partnership or membership interest, of the company shall not constitute an assignment for the purposes of this Section 19.

19.4                           Unapproved Transfers.  Any attempted transfer in violation of the requirements of this Section 19 shall be void and, at the option of Landlord, shall constitute an Event of Default.

19.5                           Successors and Assigns.  Except as otherwise provided in this Lease, all of the covenants, conditions, and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, and assigns.

20.                                 Subordination; Attornment; Quiet Enjoyment.

20.1                           Subordination, Nondisturbance.  This Lease, and all rights of Tenant hereunder, are and shall be, upon the election of the holder thereof, subject and subordinate to all mortgages, trust deeds and other financing and security instruments (“Mortgages”), that may now or hereafter affect the Premises, and to all renewals, modifications, replacements and extensions of any such Mortgages, provided, that so long as Tenant pays all rents and other charges as specified in this Lease and is not otherwise in default (beyond applicable notice and cure periods) of any of its obligations and covenants pursuant to this Lease, neither such mortgagee, nor any successors in interest of such mortgagee, or any purchaser of the Building upon a foreclosure of the Mortgage, shall disturb Tenant’s possession of the Premises during the Term or any Renewal Term of this Lease, by reason of a foreclosure (for purposes of this Lease, a “foreclosure” shall include, but not be limited to, a sheriffs or trustee’s sale under the power of sale contained in the Mortgage, the termination of any superior lease of the Building and any other transfer of the Landlord’s interest in the Building under peril of foreclosure, including, without limitation to the generality of the foregoing, an assignment or sale in lieu of foreclosure).  This Section shall be self operative, and no further instrument of subordination shall be required to effect a subordination hereunder; provided, however, that in confirmation of such subordination Tenant shall promptly execute, acknowledge or deliver any instrument that Landlord or any such mortgagee may reasonably request to evidence such subordination so long as such instrument also (i) provides that the Lease shall not be terminated so long as Lessee is not in default under this Lease, and (ii) recognizes all of Lessee’s rights hereunder.  Tenant shall execute such document within ten (10) business days after receipt thereof.  If Tenant fails to execute, acknowledge or deliver any such instruments within the five (5) days after notice of such failure to execute within the required time period, Landlord may declare an Event of Default hereunder.  Tenant hereby irrevocably constitutes and appoints Landlord as Tenant’s attorney-in-fact, coupled with an interest, to execute and deliver any such instruments for and on behalf of Tenant, at Landlord’s sole election.

20.2                           Attornment.  If the interest of Landlord under this Lease is transferred, whether through possession, foreclosure or delivery of a new lease or deed, then at the request of such party so succeeding to Landlord’s rights (herein called “Successor Landlord”), Tenant shall attorn to and recognize such Successor Landlord as Tenant’s Landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment.  Upon such request for attornment, Tenant’s rights hereunder shall continue in full force and effect as a direct Lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as set forth in this Lease so long as Tenant is not in default.

20.3                           Quiet Enjoyment.  So long as Tenant pays all Rents and complies with all of the terms and conditions of this Lease, Tenant shall peaceably and quietly have, hold and enjoy the Premises, This covenant shall, subject to the provisions of this Lease, be binding upon the subsequent successors in interest of Landlord’s interest in this Lease including those to whom Tenant is subordinate and/or to whom Tenant agreed to attorn pursuant to Sections 20.1 and 20.2.

20.4                           Estoppel Certificates.  Within fifteen (15) days following any written request that Landlord may make from time to time, Tenant shall execute and deliver to Landlord and/or any prospective mortgagee or purchaser designated by Landlord, a statement certifying: (a) the date of commencement of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications hereto, that this Lease is in full force and effect, and stating the date and nature of such modifications); (c) the date to which the rental and other sums payable under this Lease have been paid; (d) that, to Tenant’s current actual knowledge, there are no current defaults under this Lease by Landlord except as specified in such statement; and (e) such other matters as may be reasonably requested.  Landlord and Tenant intend that any statement delivered by Tenant pursuant to this Section may be relied upon by any mortgagee, beneficiary, purchaser, or prospective purchaser of the Premises or any interest therein.  Tenant’s failure to deliver such statement within five (5) days following Landlord’s written notice to Tenant stating that such 15-day review period has elapsed (x) shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in the Landlord’s performance, and (iii) that no more than one month’s rental has been paid in advance, and (y) at Landlord’s election, shall constitute an Event of Default hereunder.  If Landlord desires to finance or refinance the Premises, or any part thereof, Tenant shall, within ten (10) days following Landlord’s request therefor, deliver to any lender designated by Landlord such financial information of Tenant as shall be required by such lender.  All such information shall be received in confidence and shall be used only for the purpose herein set forth.

20.5                           Mortgagee Protection.  If there occurs any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgage covering the Premises, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain receivership of the Premises and/or possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure.

20.6                           Modification for Lender.  If, in connection with obtaining construction, interim, or permanent financing related to the Premises, a lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay, or defer its consent thereto provided that such modifications do not increase Tenant’s obligations, or decrease Tenant’s rights, hereunder.

21.                                 Security.

21.1                           Financial Statements.  Tenant shall furnish to Landlord on or before ninety (90) days following the end of each fiscal year, Tenant’s unaudited financial statements for the preceding fiscal year, (consisting of Tenant’s balance sheet, and profit and loss statement) each prepared by a certified public accountant in accordance with generally accepted accounting principles (or other method approved by Landlord) consistently applied.  Tenant shall furnish to Landlord interim financial statements within thirty (30) days following the end of each of Tenant’s fiscal quarters.

21.2                           Deposit.  On the Commencement Date, Tenant shall deposit with Landlord the amount specified in the summary of Basic Lease Terms preceding this Lease, such amount to be held by Landlord during the Lease Term as security for Tenant’s performance of its obligations hereunder; provided, that Landlord shall review annually, in connection with Tenant’s delivery of annual financial statements pursuant to Section 21.1, the continued necessity of retaining a Security Deposit hereunder and may elect, in its sole discretion, to refund such Security Deposit based on such review.  If Tenant fails to make any payment when due finder this Lease beyond applicable notice and cure periods, or otherwise defaults with respect to any provision of this Lease beyond applicable notice and cure periods, Landlord may use, apply or retain all or any portion of said deposit for the payment of such obligation or default, or for the payment of any other sum to which Landlord may be become obligated by reason of Tenant’s default, or to compensate Landlord for any loss or damage that Landlord may suffer thereby.  If Landlord so uses or applies all or any portion of said deposit, Tenant shall, within ten (10) days after written demand therefor from Landlord, deposit cash with Landlord in an amount sufficient to restore said deposit to the full amount stated in this Section 21.2, and Tenant’s failure to do so shall constitute an Event of Default under this Lease.  Landlord shall return said deposit (or so much thereof as has not theretofore been applied by Landlord as permitted under this Section 21.2) within sixty (60) days following the date of expiration of the Lease Term or the date on which Tenant has vacated the Premises.  Landlord shall not be required to keep said security deposit separate from its general funds, and Tenant shall not be entitled to interest on said deposit.  Landlord shall be entitled to deliver the funds constituting the deposit hereunder to any purchaser of Landlord’s interest in the Premises, whether by sale, foreclosure, deed in lieu of foreclosure, or otherwise, and upon such delivery, Landlord shall be discharged from any further liability with respect to said deposit.

22.                                 Governing Law.  This Lease shall be governed by and construed pursuant to the laws of the State of Nevada.

23.                                 No Merger.  The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not constitute a merger of the Landlord’s and Tenant’s estate, and shall, at the option of Landlord, operate either as an assignment to Landlord of any or all subleases or subtenancies or as a termination thereof.

24.                                 Disputes.

24.1                           Attorneys’ and Collection Fees.  If either party should bring an action or suit because of the breach of any provisions of this Lease, or for any other relief against the other party hereunder, or in the event of any other arbitration or litigation between the parties with respect to this Lease, then all costs and expenses, including collection agency fees and reasonable attorneys’ fees incurred by the prevailing party in such arbitration or litigation, including on any arbitration or court proceeding, appeal, petition for review therefrom or in any proceeding before a U.S. Bankruptcy Court, shall be paid by the other party, such amount to be set by the court before which the matter is heard, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

24.2                           Arbitration of Disputes.  Intentionally Deleted.

25.                                 Hazardous Substances.  To the current, actual knowledge of Landlord, (a) no Hazardous Substance is present on the Land or the soil, surface water or groundwater thereof, (b) except as disclosed in Section 5.5, no underground storage tanks are present on the Land, and (c) no action, proceeding or claim is pending or threatened regarding the Land concerning any Hazardous Substance or pursuant to any environmental law.  Under no circumstance shall Tenant be Liable for, and Landlord shall indemnify, defend, protect and hold harmless Tenant, its agents, contractors, stockholders, directors, successors, representatives, and assigns from and against, all losses, costs, claims, liabilities and damages (including attorneys’ and consultants’ fees) of every type and nature, directly or indirectly arising out of or in connection with any Hazardous Substance present at any time on or about the Land, or the soil, air, improvements, groundwater or surface water thereof, or the violation of any laws, orders or regulations, relating to any such Hazardous Substance, except to the extent that any of the foregoing actually results from the release or emission of Hazardous Substance by Tenant or its agents or employees in violation of applicable environmental laws, or other breach of Tenant’s obligations set forth at Section 5.3.

26.                                 Tenant’s Liability and Performance.  Except as may be otherwise specifically provided in this Lease, all covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement of Rent.  If more than one person or entity executes this Lease as Tenant (or assumes this Lease as a permitted assignee of Tenant), (a) each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant, and (b) the term “Tenant” as used in this Lease shall mean and include each of them jointly and severally.  The act or notice from, or notice or refund to, or the signature of any one or more of them, with respect to the tenancy of this Lease, including, but not limited to any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

27.                                 Definition of Landlord; Limitation or Liability.  The term “Landlord,” as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time hi question, of the fee title of the Premises or the tenants under any ground lease, if any.  In the event of any transfer, assignment, or other conveyance or transfers of any such title, Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment, or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter accruing to the extent such transferee assumes such liability in writing.  Without further agreement, the transferee of such title shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder, accruing during its ownership of the Premises.  Landlord may transfer its interest in the Premises without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on Landlord’s part of any of the terms and conditions of this Lease.  Tenant and all successors and assigns acknowledge that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:

(a)                                  The sole and exclusive remedy shall be against the Landlord’s interest in the Building (including proceeds from the sale thereof) and the rent reserved by this Lease accruing after any default or material breach for satisfaction of any liability in respect to this Lease,

(b)                                 No member or manager of Landlord shall be sued, named as a party in any suit or action, served with process or subjected to any judgment, and any such judgment taken against any member or manager of Landlord may be vacated and set aside at any time nunc pro tunc;

(c)                                  No writ of execution will ever by levied against the assets of any member or manager of Landlord; and

(d)                                 This Lease and the obligations of the Tenant hereunder shall not be affected or impaired because Landlord is unable to fulfill any of its obligations hereunder, or is delayed in doing so, if such liability or delay is caused by reason of strike, labor trouble, inclement weather, war, riot, acts of God or any other cause beyond the reasonable control of Landlord.

28.                                 Waiver.  The waiver by either party of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained, nor shall any custom or practice that may evolve between the parties in the administration of the terms hereof be deemed a waiver of or in any way affect the right to insist upon the performance in strict accordance with said terms.  The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant, of any term, covenant, or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of such acceptance of such Rent.  The consent or approval of Landlord to or of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary the consent or approval to or of any subsequent similar acts by the acting party.  Acceptance of one or more rental or other payments after the dates when the same first became due or after the applicable grace period shall not prevent Landlord, with respect to subsequent payments, (a) from insisting upon prompt payment of all amounts due hereunder, (b) from insisting upon payment of the late fees provided for herein, or (c) from declaring an Event of Default hereunder.  Without limiting the generality of the foregoing, no payment by Tenant or receipt by Landlord of a lesser amount than the full Rent then due shall be deemed to be other than on account of the earliest stipulated Rent due, nor shall any endorsement or statement on any check or any letter accompanying any check, or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided for in this Lease or available at law or in equity.  Acceptance of Rent from another company or entity does not constitute consent to a purported sublease or assignment.

29.                                 Miscellaneous Provisions.

29.1                           Successors or Assigns.  Except as otherwise provided herein, all the terms, conditions, covenants and agreements of this Lease shall extend to and be binding upon Landlord, Tenant and their respective heirs, administrators, executors, successors, subtenants, concessionaires, assigns and marital communities, if any, and upon any person or persons coming into ownership or possession of any interest in the Premises by operation of law or otherwise.

29.2                           Authority of Parties.  If Tenant is a corporation, Tenant represents and warrants that each individual executing this Lease on behalf of said corporation is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the bylaws of said corporation, and this Lease is binding upon said corporation.  Tenant shall, simultaneously with the execution of this Lease, deliver to Landlord a certified copy of a resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease, and certified copies of other corporation documents as may reasonably be requested by Landlord or Landlord’s Lender to authenticate the transaction.

29.3                           Interest on Past Due Obligations.  Any amount due from Tenant to Landlord hereunder which is not paid when due shall bear interest at the Default Rate from the date due until paid, but the payment of such interest shall not excuse or cure any default by Tenant, and interest shall be compensation for the loss of Tenant’s use of the past due funds, and shall be in addition to late or delinquent charges which are reimbursements for administrative costs associated with collecting and processing such past due amounts.  An administrative charge of $25.00 will be assessed for any check from Tenant which is returned for any reason.

29.4                           Broker’s Commission.  The brokers who negotiated this Lease, if any, are identified in the summary of Basic Lease Terms preceding this Lease.  Landlord shall be solely responsible for the payment of brokerage commissions to said brokers, and Tenant shall have no responsibility therefore.  If Tenant has dealt with any other person or real estate broker with respect to leasing or renting space in the Building, Tenant shall be solely, responsible for the payment of any fee due said person or firm and Tenant shall indemnify and hold Landlord harmless against any liability in respect thereto, including attorney’s fees and costs.

29.5                           Terms and Headings.  The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular.  Words used in any gender include other genders.  The Section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

29.6                           Examination of Lease.  Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for Lease, and it is not effective as a Lease or otherwise until complete execution by and delivery to both Landlord and Tenant.

29.7                           Time.  Except as otherwise specifically provided herein, time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

29.8                           Amendments.  No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

29.9                           Partial Invalidity.  If any term, covenant, or condition of this Lease or the application thereof to any person or circumstance is, to any extent, invalid or unenforceable, the remainder of this Lease, or the application of such terms, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

29.10                     Recording.  Tenant shall not record or file this Lease, or any assignment or security document pertaining to this Lease or all or any part of Tenant’s interest therein without the prior written consent of Landlord, which consent may be subject to such conditions as Landlord shall deem appropriate, However, upon the request of Landlord, both parties shall execute a memorandum or “short form” of this Lease for the purposes of recordation in a form customarily used for such purposes.  Said memorandum or short form of this Lease shall describe the parties, the Premises and the Lease Term and shall incorporate this Lease by reference.

29.11                     Notices.  All notices that either party shall be required or may desire to deliver hereunder shall be given in writing and shall be sent by registered or certified mail, return receipt requested, by personal delivery, overnight courier, or by facsimile transmission followed by delivery of a “hard” copy, and shall be deemed received upon the earlier of the date of receipt or refusal thereof.  Notices shall be delivered to Tenant at the address for Tenant set forth in the Summary of Basic Lease Terms preceding this Lease with a copy to the Premises and a copy of the following address:  Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto,

California, 94304, Attention:  Norman Cruz, and to Landlord at both the address for Landlord and the address for Landlord’s property manager, if any, each set forth in the Summary of Basic Lease Terms preceding this Lease.  In addition, a copy of any notice to Landlord shall be delivered to the following address:

Parisi & Parisi, P.C.

Suite 100, The Annand Building

1630 S.W. Morrison

Portland, OR 97205

Telecopy: (503) 721-2300

Attn: Robin B. Parisi, Esq.

Either party may change its address for notice by giving notice to the other in the manner set forth above, which notice shall only be effective upon receipt or refusal.  Notice to Tenant hereunder may be given by landlord’s attorney.

29.12                     Entire Agreement.  This Lease, including the Table of Contents and summary of Basic Lease Terms that precede this Lease, and the Exhibits Listed in such summary of Basic Lease Terms and attached hereto, all of which are incorporated herein by this reference to them, together with any other document to be furnished pursuant to the provisions hereof embody the entire agreement and understanding of the parties hereto as to the subject matter contained herein.  There are no restrictions, promises, representations, warranties, covenants, or undertakings other than those expressly set forth or referred to in such documents.  This Lease and such documents supersede all prior agreements and understandings among the parties with respect to the subject matter hereof.

29.13                     Survival of Obligations.  The covenants, duties, and obligations of Tenant contained herein that by their nature do not depend upon Tenant’s possession of the Premises (including, without limitation, obligations arising under Section 17.2) shall survive the expiration or earlier termination of this Lease and such expiration or termination shall not excuse Tenant from the full performance thereof.

29.14                     Representations and Warranties.  Landlord has made no representations or warranties except as contained herein.  Tenant hereby represents and warrants that financial statements and other information famished by Tenant to Landlord are true, accurate and complete, and such representation and warranty shall survive the execution and termination of this Lease and is material consideration relied upon by Landlord in executing this Lease.  Any false, misleading or inaccurate statement made by Tenant therein shall constitute a material breach and an Event of Default hereunder.

29.15                     Waiver.  For so long as Tenant, its parent or any of its subsidiaries or affiliates is the Tenant under this Lease, Landlord hereby waives any statutory landlord’s lien it may have, as security for the payment of rent, against any and all of the property of Tenant, its parent, subsidiaries or affiliates, to the fullest extent allowed by law.  Landlord shall, within 10 days after Tenant’s request therefor, execute and deliver to Landlord a Landlord’s Waiver and Estoppel Certificate in the form attached hereto (including the changes marked) as Exhibit H.

IN WITNESS WHEREOF, the parties have executed this Lease on the Effective Date.

200 SOUTH VIRGINIA INVESTMENTS, an Oregon
limited liability company

By: SCANLANKEMPERBARD COMPANIES,
an Oregon corporation, its operating manager

By:	Jeffrey J. Tarlman
Title:	VP

“Landlord”

ADVANCED TELCOM GROUP, INC.,
a Delaware corporation

By:	Charlene S. Curry
Title:	VP Finance and Treasury

“Tenant”

EXHIBIT A

Legal Description of Land

Washoe County Nevada Parcel Number 011-171-05 consisting of 0.56 Acres, also known as 200 South Virginia Street.

EXHIBIT B

Premises Description and Plan

SUITE NO. 260B
RENTABLE 1,333 S.F.
USEABLE 1,131 S.F.
SUITE NO. 260A
RENTABLE 963 S.F.
USEABLE 817 S.F.
270-1

1" = 16'-0"

RADA-FUETSCH
ARCHITECTS

5/13/99

200 SOUTH VIRGINIA STREET
PARTIAL 2ND FLOOR PLAN

EXHIBIT C

Initial Tenant Improvements

EXHIBIT D

Rules and Relations

1.                                       No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of the Lessor.  Lessor shall have the right to remove, at Lessee’s expense and without notice, any sign installed or displayed in violation of this rule.  All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Lessee by a person chosen by Lessor.

2.                                       If Lessor objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, Lessee shall immediately discontinue such use.  No awning shall be permitted on any part of the Premises without Lessor’s specific approval in writing.  Lessee shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

3.                                       Lessee shall not obstruct any sidewalk, halls, passages, exits, entrances, elevators, escalators, or stairways of the Building.  The halls, passages, exits, entrances, shopping malls, elevators, escalators and stairways are not open to the general public.  Lessor shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Lessor would be prejudicial to the safety, character, reputation and interest of the Building and its tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities.  No tenant and no employee or invitee of any tenant shall go upon the roof of the Building.

4.                                       The directory of the Building will be provided exclusively for the display of the name and location of tenants only, and Lessor reserves the right to exclude any other names therefrom.

5.                                       All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Lessor, and except with the written consent of Lessor, no person or persons other than those approved by Lessor shall be employed by Lessee or permitted to enter the Building for the purpose of cleaning the same.  Lessee shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises.  Lessor shall not in any way be responsible to any Lessee for any loss of property on the Premises, however occurring, or for any damage to any of Lessee’s property by the janitor or any other employee or any other persons.

6.                                       Lessor will furnish Lessee, free of charge, two keys to each door lock in the Premises.  Lessor may make a reasonable charge for any additional keys.  Lessee shall not make or have made additional keys, and Lessee shall not alter any lock or install a new additional lock or bolt on any door of its Premises.  Lessee, upon the termination of its tenancy, shall deliver to Lessor the keys of all doors which have been furnished to Lessee, and in the event of loss of any keys so furnished, shall pay Lessor therefore.

7.                                       If Lessee requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Lessor’s instructions in their installation.

8.                                       Any freight elevator shall be available for use by all tenants in the Building, subject to such reasonable scheduling as Lessor in its discretion shall deem appropriate.  No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Lessor.

9.                                       Lessee shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law.  Lessor shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought in to the Building.  Heavy objects shall, if considered necessary by Lessor, stand on such platforms as determined by Lessor to be necessary to properly distribute the weight.  Business machines and mechanical equipment belonging to Lessee, which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to any tenants in the Building, shall be placed and maintained by Lessee, at Lessee’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.  The persons employed to move such equipment in or out of the building must be acceptable to Lessor.  Lessee agrees to place a plywood covering over any lobby, hallway, elevator and office dooring and carpeting during any time where it is constructing in the Premises or moving furniture into or out of the Building.  Pads shall be used in such a manner to protect walls and ceilings in said lobbies, hallways, elevators and offices during said construction or moving periods.  Lessor will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building including common areas, hallways, elevators and doors by maintaining or moving such equipment or other property shall be repaired at the expense of Lessee.

10.                                 Except as and to the extent necessary to power the diesel generator installed in the Premises as part of the Initial Tenant Improvements, Lessee shall not use or keep in the Premises any kerosene, gasoline or flammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment.  Lessee shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Lessor or other occupants of the Building by reason of noise, odors or vibrations, nor shall Lessee bring into or keep in or about the Premises any birds, dogs, cats or animals of any kind.

11.                                 Except as specifically set forth in the Lease, Lessee shall not use any method of heating or air-conditioning other than that supplied by Lessor, without Lessor’s prior written consent.

12.                                 Lessee shall not waste electricity, water or air-conditioning and agrees to cooperate fully with Lessor to assure the most effective operation of the Building’s heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Lessee has actual notice, and shall refrain from attempting to adjust controls.  Lessee shall keep corridor doors closed, and shall close window coverings at the end of each business day.

13.                                 Lessor reserves the right, exercisable without notice and without liability to Lessee, to change the name and street address of the Building.

14.                                 Lessor reserves the right to exclude from the Building between the hours of 6 P.M. and 7 A.M. the following day, or such other hours as may be established from time to time by Lessor, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified.  Lessee shall be responsible for all persons for whom it requests passes and shall be liable to Lessor for all acts of such persons.  Lessor shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any persons.  Lessor reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.  It is understood that Lessee requires access for clients until 8 p.m. weekdays and occasionally on weekends.  Lessor shall coordinate with Lessee a mutually acceptable way for after-hours entry in to the building.

15.                                 Lessee shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and electricity, gas or air outlets before Lessee and its employees leave the Premises.  Lessee shall be responsible for any damage or injuries sustained by other tenants or occupants of the building or by Lessor for noncompliance with this rule.

16.                                 Lessee shall not obtain for use on the Premises ice, drinking water, food, beverage, towel or other similar services or accept barbering or bootblacking service upon the Premises, except at such hours and under such regulations as may be fixed by Lessor.

17.                                 The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein.  The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

18.                                 Lessee shall not sell, or permit any sales of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises or the common area.  Lessee shall not make any room-to-room solicitation of business from other tenants in the Building nor shall Lessee solicit in any part of the common areas.  Lessee shall not use the Premises for any business or activity other than that specifically provided for in Lessee’s Lease.

19.                                 Except as otherwise provided in the Lease, Lessee shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building.  Lessee shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

20.                                 Lessee shall not mark, drive nails, screws or drill in to the partitions, woodwork or plaster or in any way deface the Premises or any part thereof.  Lessor reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises.  Lessee shall not cut or bore holes for wires.  Lessee shall not affix any floor covering to the floor of the Premises in any manner except as approved by Lessor.  Lessee shall repair any damage resulting from noncompliance with this rule.  Lessee shall pay for any and all damages to the Building, walls, doors, glass, carpeting or otherwise which may be caused by Lessee’s use of the Building, moving equipment, supplies or furniture into or out of the Building whether caused by Lessee or its employees, agents, contractors or invitees to the Premises.

21.                                 Lessee shall not install, maintain or operate upon the Premises any vending machine without the written consent of Lessor.

22.                                 Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building or in the common areas and parking lot are prohibited, and each tenant shall cooperate to prevent same.

23.                                 Lessor reserves the right to exclude or expel from the Building any person who, in Lessor’s judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

24.                                 Lessee shall store all its trash and garbage within its Premises.  Lessee shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal.  All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Lessor.

25.                                 The Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind, nor shall the Premises be used for any improper, immoral or objectionable purpose.  No cooking shall be done or permitted by any tenant on the Premises, except that use by Lessee of Underwriters’ Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

26.                                 Lessee shall not use in any space or in the public halls of the building any hand truck except those equipped with rubber tires and side guards or such other material-handling equipment as Lessor may approve.  Lessee shall not bring any other vehicles of any kind in to the Building.

27.                                 Without the written consent of Lessor, Lessee shall not use the name of the Building in connection with or in promoting or advertising the business of Lessee except as Lessee’s address.

28.                                 Lessee shall comply with all safety, fire protection and evacuation procedures and regulations established by Lessor or any governmental agency.

29.                                 Lessee assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.  Lessee agrees that the cost to repair any damage to the Building and Premises, as a result of theft, robbery and pilferage, shall be borne by the Lessee.

30.                                 The requirements of Lessee will be attended to only upon appropriate application to the office of the Building by an authorized individual.  Employees of Lessor shall not perform any work or do anything outside of their regulated duties unless under special instructions from

Lessor, and no employee of Lessor will admit any persons (Lessee or otherwise) to any office without specific instruction from lessor.

31.                                 Lessee shall not park its vehicles in any parking areas designated by Lessor as areas for parking by visitors to the Building.  Lessee shall not leave vehicles in the Building parking areas overnight nor park any vehicles in the Building parking areas other than automobiles, motorcycles, motor drive or non-motor drive bicycles or four-wheeled trucks.  Said vehicles improperly parked shall be subject to a fine of $20.00 per day per violating vehicle or, upon 24 hours notice, shall be subject to towing at the vehicle owner’s expense.

32.                                 Lessor may waive any one or more of these Rules and Regulations for the benefit of Lessee or any other tenant, but no such waiver by Lessor shall be construed as a waiver of such Rules and Regulations in favor of Lessee or any other tenant, nor prevent Lessor from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

33.                                 These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

34.                                 Lessor reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein.  Lessee agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

35.                                 Lessee shall be responsible for the observance of all of the foregoing rules of Lessee’s employees, agents, clients, customers, invitees and guests.

EXHIBIT E

Standards for Utilities and Services.

The following Standards for Utilities and Services are in effect.  Landlord reserves the right to adopt nondiscriminatory modifications and additions hereto:

As long as Tenant is not in default under any of the terms, covenants, conditions, provisions or agreements of this Lease, Landlord shall:

a.                                       Provide non-attended automatic elevator facilities Monday through Friday, except holidays, from 8 A.M. to 6 P.M., and have one elevator available at all other times.

b.                                      On Monday through Friday, except holidays, from 8 A.M. to 6 P.M. (and other times for a reasonable additional charge to be fixed by Landlord), ventilate the Premises and furnish air conditioning or heating on such days and hours, when in the reasonable judgment of Landlord it may be required for the comfortable occupancy of the premises.  The air conditioning system achieves maximum cooling when the window coverings are closed.  Landlord shall not be responsible for room temperatures if Tenant does not keep all window coverings in the Premises closed whenever the system is in operation.  Tenant agrees to cooperate fully at all times with Landlord, and to abide by all regulations and requirements which Landlord may prescribe for the proper function and protection of said air conditioning system.  Tenant agrees not to connect any apparatus, device, conduit or pipe to the Building chilled and hot water air conditioning supply lines.  Tenant further agrees that neither Tenant nor its servants, employees, agents, visitors, licensees or contractors shall at any time enter mechanical installations or facilities of the Building or adjust, tamper with, touch or otherwise in any manner affect said installations or facilities.

c.                                       Landlord shall furnish to the Premises, during the usual business hours on business days, electric current as required by the Building standard office lighting and fractional horsepower office business machines in the amount of approximately two and one-half (2.5) watts per square foot.  Tenant agrees, should its electrical installation or electrical consumption be in excess of the aforesaid quantity or extend beyond normal business hours, to reimburse Landlord monthly for the measured consumption at the terms, classifications and rates charged to similar consumers by said public utility serving the neighborhood in which the Building is located.  If a separate meter is not installed at Tenant’s cost, such excess cost will be established by an estimate agreed upon by Landlord and Tenant, and if the parties fail to agree, as established by an independent licensed engineer.  Tenant agrees not to use any apparatus or device in, or upon, or about the premises which may in any way increase the amount of such services usually furnished or supplied to said Premises, and Tenant further agrees not to connect any apparatus or device with wires, conduits or pipes, or other means by which such services are supplied, for the purpose of using additional or unusual amounts of such services without written consent of Landlord.  Should Tenant use the same to excess, the refusal on the part of Tenant to pay upon demand of Landlord the amount established by Landlord for such excess charge shall constitute a breach of the obligation to pay rent under this Lease and shall entitle Landlord to the rights therein granted for such breach.  At all times Tenant’s use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installation and Tenant shall not install or use or permit the installation or use of any computer or electronic data processing equipment in the Premises without the prior written consent of Landlord.

d.                                      Water will be available in public areas for drinking and lavatory purposes only, but if Tenant requires, uses or consumes water for any purposes in addition to ordinary drinking and lavatory purposes of which fact Tenant constitutes Landlord to be the sole judge, Landlord may install a water meter and thereby measure Tenant’s water consumption for all purposes.  Tenant shall pay Landlord for the cost of the meter and the cost of the installation thereof and throughout the duration of Tenant’s occupancy Tenant shall keep said meter and installation equipment in good working order and repair at Tenant’s own cost and expenses, in default of which Landlord may cause such meter and equipment to be replaced or repaired and collect the cost thereof from Tenant.  Tenant agrees to pay for water consumed, as shown on said meter, as and when bills are rendered, and on default in making such payment, Landlord may pay such charges and collect the same from Tenant.  Any such costs or expenses incurred, or payments made by Landlord for any of the reasons or purposes hereinabove stated shall be deemed to be additional rent payable by Tenant and collectible by Landlord as such.

e.                                       Provide janitor service to the Premises, provided the same are used exclusively as offices, and are kept reasonably in order by Tenant, and if to be kept clean by Tenant, no one other than persons approved by Landlord shall be permitted to enter the Premises for such purposes.  If the Premises are not used exclusively as offices, they shall be kept clean and in order by Tenant, at Tenant’s expense and to the satisfaction of Landlord, and by persons approved by Landlord.  Tenant shall pay to Landlord the cost of removal of any of Tenant’s refuse and rubbish, to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of the Premises as offices.

Landlord reserves the right to stop service of the elevator, plumbing, ventilation, air conditioning and electric systems, when necessary, by reason of accident or emergency or for repairs, alterations or improvements, in the judgment of Landlord desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed, and shall further have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilating, air conditioning or electric service, when prevented from so doing by strike or accident or by any cause beyond Landlord’s reasonable control, or by laws, rules, orders, ordinances, directions, regulations or requirements of any federal, state, county or municipal authority or failure of gas, oil, or other suitable fuel supply or inability by exercise of reasonable diligence to obtain gas, oil or other suitable fuel.  It is expressly understood and agreed that any covenants on Landlord’s part to furnish any service pursuant to any of the terms, covenant, conditions, provisions or agreements of this Lease, or to perform any act or thing for the benefit of Tenant shall not be deemed breach if Landlord’s unable to furnish or perform the same by virtue of a strike or labor trouble or any other cause whatsoever beyond Landlord’s control.

EXHIBIT F

Tenant’s Batteries

FERRARI SHIELDS & ASSOCIATES
Consulting Structural and Civil Engineers
185, Cadillac Place Reno, Nevada 89509
Phone: (775) 829-927 Fax: (775) 829-9359 [ILLEGIBLE]

June 15, 1999

Mr. Jonathan Biederer

Manager, Site planning and Power Engineering

Advanced TelCom Group, Inc.

100 Stony Point Road, #130

Santa Rosa, CA 95401

Subject: Lucent Technology, 200 South Virginia, Second Floor Suite, structural capabilities.

Dear Jonathan,

I have reviewed the proposed equipment layout provided to me by Barada Fuetsch Architects for the proposed Lucent Technology suite in the southwest corner of the second floor at the 200 South Virginia Street building. The following report is the result of my engineering investigation into the structural capacity of the floor system to support the proposed loads.

BACKGROUND

The equipment rows are composed of battery storage racks (6500# each) and switching equipment cabinets (800# each). My structural engineering review of the building floor system is intended to identify whether the existing structural capacity of the floor system is adequate to resist the proposed equipment loading. A copy of the proposed equipment layout is addended to this letter.

ANALYSIS

My structural analysis included a review of the W27x84 main floor beam (also a rigid frame element) spanning east/west between the columns to assess if it is capable of accommodating the heavy load from the battery storage racks. I also analyzed the capacity of the composite concrete/steel floor deck spanning north/south between the typical floor beams. The proposed battery storage racks place a 2,320 pound per linear foot (plf) load on the W27x84; the resultant loading of the ESS cabinets, dead load of the

Paul A. Ferran, PE	Joe F. Shields, CE/SE
President	Vice President

slab, and a 50 pound per square foot (psf) live load result in a total load of 3,171 plf. This loading results in a beam section demand of 157 cubic inches; the existing W27x84 has a beam section of 213 cubic inches, far exceeding the demand generated by the new battery storage loading. I also reviewed the load carrying capacity of the typical W21x50 floor framing beams to assess if they could also support a full rack of battery storage cabinets. The W21x50 has a section of 94.5 cubic inches, but the full rack battery storage cabinets over the beam produces a demand of 157 cubic inches, far exceeding the capacity of the typical floor beam.

The floor deck of the building appears to be a 6 1/2" total concrete/metal deck thickness – a 3 1/2" thick reinforced (#3 @ 18™ o.c. each way) concrete slab over a 3" 20g W3 Formlock deck spanning 10' between the floor beams. The proposed switching equipment layout results in a 160 psf additional superimposed load on the floor deck. The 6 1/2" deck is capable of supporting an additional superimposed load of 201 psf, providing adequate support for the switching cabinets.  However, the floor deck cannot support any battery storage cabinets between the floor beams.  A copy of the calculations is transmitted with this letter.

CONCLUSIONS

The heavy weight of an entire row of the battery storage racks produces a heavy structural demand, and greatly limits their possible locations. The only approved location for the 10 ESS battery cabinets is directly over the W27x84 main east/west beam between the columns. The proposed floor plan indicates a bank of 12 and 13 ESS cabinets that are to be placed to the north of the switching cabinets. These banks of batteries would have to be supported by the W21x50 floor beams, which are incapable of supporting a row of the battery storage racks. No other banks of ESS cabinets are allowed on the floor plan, other than over the W27x54 beam. If additional ESS cabinets are desired in the future, the number of the cabinets in a row must be subordinate to the structural capacity of the supporting W21x50 floor beam, so that the design parameters of the beam are not violated. The lateral load capacity of the storage racks is not included in the structural scope of this report.

If you have any questions regarding this analysis, or require any further assistance, please do not hesitate to contact me.

SEAL
Sincerely,

/s/ Paul A. Ferrari
Paul A. Ferrari, P.E.

Copies to:	John Barada, Barada Fuetsch Architects
Tim Ruffin, CB Richard Ellis
Mike Callahan

2

BARADA-FUETSCH
ARCHITECTS
ARCHITECTURE	534 LANDER STREET
FACILITY MANAGEMENT	RENO, NEVADA 89509
MASTER PLANNING	702-329-7624 FAX 7626

TELEPHONE CONVERSATION on : 5/26/99

WITH:	Steve Wheeler
Lucent Technology
RE:	SV101 – ATG equipment weight specifications

Switching equipment cabinets:
Weight:	< 800 #
Length:	30"	[ILLEGIBLE]
Width:	24"
Height:	72"	[ILLEGIBLE]
Attachment:	Bolt into floor at each corner (4 bolts) 2" from edge (20" x 26" pattern)
Layout:	In 60" o.c. rows with 30" dimension on axis with the row.

Battery storage racks:
Weight:	6500 #	[ILLEGIBLE]
Length:	34.4"
Width:	25.5"	[ILLEGIBLE]
Height:	84"
Attachment:	Bolt into floor, three at each 25.5" end (6 bolts) spaced at 8.1" o.c.
Layout:	Aligned over E/W beam running between columns at south building face.
(In lieu of " 10 Future ESS Cabinets" shown).

John Barada. AIA.

CC: file,

F E R R A R I S H I E L D S & A S S O C I A T E S
C o n s u l t i n g S t r u c t u r a l a n d C i v i l E n g i n e e r s
PROJECT LUCENT TECHNOLOGY 200 SQ. VIRGINIA
2ND FLOOR BEAM ANALYSIS
MADE BY PLF	DATE 6/99	JOB NO 99010
CHKD BY	DATE	SHEET NO 1

D.L. DECK & FLR	=	40psf
L.L.	=	50psf (SINCE, RACKS ARE PERMENANT, L.L. CAN BE USED ONLY FOR A/S LEO)
BATTERY STORAGE BTWN COLS. F-1 & F-2
30' SPAN, BATTERY RACK CENTERED OVER W27x84
= STORAGE RACKS @ 6.5K, 34.4R LENGTH
= (28' - 2')) (12)/34.4 = 10 @ 6.5K = 65.0K
UNIFORM BM LOAD = 65.0K/28' = 2.32KLF

W27x84 LOADING.
D.L.	= 17'/2 (40) = 340 PLF
L.L.	= 50 (3') = 150 PLF
ESS CABINETS. (24)(12)/30 = 9@.8K = 720 PLF/2 = 360 PLF
W.T. TO 12 TONES
BATTERY CABINETS			= 2.32 KLF
		Sum	= 3171 PLF
M = 3171 (282)/8 = 310.8" [k], SRQ = 157"[3]
Sw27x84= 213" [3] O.K.
BATTERY STORAGE OVER W21x50
W = 3171 PLF
M = 310.8" [k], SRQ = 15.7" [3]
Sw21X50 = 94.5" [3] N.G.

F E R R A R I S H I E L D S & A S S O C I A T E S
C o n s u l t i n g S t r u c t u r a l a n d C i v i l E n g i n e e r s
PROJECT

MADE BY	DATE	JOB NO 99010
CHKD BY	DATE	SHEET NO 2.

SWITCHING EQUIPMENT

800/2 'r 2 1/2' = 160 psf

20g W3 FORMLOCK DECK w/ 6 1/2 " TOTAL SLAB

10'-0" SPAN

WALLOW = 201 PSF O.K.

(SUPERIMPOSED)

EXHIBIT G

LANDLORD’S WAIVER AND ESTOPPEL CERTIFICATE

LANDLORD WAIVER AND ESTOPPEL CERTIFICATE

First Union National Bank,

   as Administrative Agent

One First Union Center, TW-10

301 South College Street

Charlotte, NC 28288-0608

Ladies and Gentleman:

This letter acknowledges that the undersigned (the “Landlord”) has been informed that                            (the “Tenant”), has entered into a Credit Agreement dated as of                          , 1999 (as amended, modified, restated or replaced from time to time, the “Credit Agreement”) among Advanced Telcom Group, Inc. and certain of its Subsidiaries (collectively the “Borrowers”), First Union National Bank, as administrative agent (the “Administrative Agent”), J.P. Morgan Bank & Trust, as syndication agent, General Electric Capital Corporation, as documentation agent and the lenders party thereto (the “Lenders”).  As a precedent condition to the Lenders’ obligation to provide loans and other financial accommodations to the Tenant under the Credit Agreement (the “Loans”), the Lenders require, among other things, liens on the Tenant’s personal property, including, without limitation, equipment, trade fixtures and fixtures.

To induce the Lenders to continue to make the Loans and provide financial accommodations to the Tenant, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Landlord hereby represents and warrants to the Administrative Agent that as of the date hereof:

1.                                       The Landlord is the current landlord under the lease described in Exhibit A attached hereto (the “Lease”) with the Tenant;

2.                                       The Lease is in full force and effect and there have been no amendments, modifications or other agreements relating to the Lease except as stated herein;

3.                                       The Lease is not in default, nor, to the Landlord’s knowledge, are there in existence any facts which with notice or passage of time or both would constitute a default or a breach of the terms or conditions of the Lease; and

4.                                       The Tenant is the tenant under the Lease, is in lawful and actual possession of the real property described in the Lease (the “Premises”) and, to the Landlord’s knowledge, is in full compliance with the covenants, agreements and obligations under the Lease.

The Landlord agrees that:  (a) the Tenant (or its representatives) is the owner of equipment, trade fixtures, fixtures and other personal property of Tenant located at or on the Premises, whether attached to the Premises or not provided that such equipment, trade fixtures and other personal property (i) has been or will be installed in the Premises, the Building or Land (as the terms Building and Land are defined in the Lease) by or for the account of Tenant without expense to Landlord, and (ii) can be removed without structural damage to the Building (such personal property owned by Tenant is herein referred to as the “Personal Property”), (b) the Administrative Agent’s lien upon or security interest in the Personal Property is prior and superior to any interest, lien or claim of any nature the Landlord may now have or hereafter obtain in the Personal Property whether by operation of law, contract or otherwise:  (c) either the Tenant or the Administrative Agent may remove the Personal Property from the Premises at any time without hindrance on the part of the Landlord, and, upon request, Landlord will grant the Administrative Agent (or its representatives) access to the Premises so that the Administrative Agent (or its representatives) may remove the Personal Property, provided that (i) Administrative Agent (or its representatives) shall give Landlord at least 24 hours prior written notice of its desire to enter the Premises, shall enter the Premises following such notice only in the company of Landlord or its building manager, shall comply with all Building rules and regulations in entering the Premises and in removing the Personal Property, and shall otherwise comply with all provisions of the Lease concerning the removal of Personal Property (including effecting repairs to the Premises, Building or Land occasioned thereby); and (ii) the Administrative Agent, on behalf of the Lenders, shall, and does hereby indemnify, defend and hold Landlord harmless from any losses, liability, liens, costs or damages, or claims thereof or therefor, including w/o limitation, reasonable attorneys fees and court costs caused by the Administrative Agent (or its representatives) in connection with the removal of the Personal Property by the Administrative Agent:  and (d) the Personal Property shall remain personal property (to the extent such Personal Property is not already a fixture as of the date hereof) and shall not become fixtures, notwithstanding the manner or mode of the attachment of the Personal Property to the land.  The Landlord hereby waives any rights it may now or hereafter have in the Personal Property, including without limitation, any lien rights available under applicable law, but excluding any lien filed in accordance with applicable law to secure a judgment obtained by Landlord against Tenant for Tenant’s breach of any obligation under the Lease.

The Landlord understands that the Administrative Agent and the Lenders will rely on this Landlord Waiver and Estoppel Certificate in continuing to make Loans and provide financial accommodations to the Tenant.

In the event of a default under the Lease, the Landlord agrees to give written notice of such default to the Administrative Agent at the address set forth above, and allow the Administrative Agent the same opportunity to cure such default as is accorded to the Tenant under the Lease, which notice may be given to the Administrative Agent concurrently with any Notice of Default given to Tenant and, in such event, which cure period shall run concurrent with any cure period afforded the tenant under the Lease.  The administrative Agent may elect to cure such default but shall have no obligation to do so.

Executed and delivered this       day of           , 1999.

LANDLORD:

Name:

By: